                              AMENDED AND RESTATED

                                 LOAN AGREEMENT

                                      Among

                         SHURGARD STORAGE CENTERS, INC.

                                  as Borrower,

                                       and

                                  SEAFIRST BANK
                             KEY BANK OF WASHINGTON
                          U.S. BANK OF WASHINGTON, N.A.
                                       and
                              LASALLE NATIONAL BANK

                                   as Lenders

                                       and

                                  SEAFIRST BANK

                              as Agent for Lenders



                    ________________________________________

                          Dated as of September 9, 1996

                    ________________________________________

TABLE OF CONTENTS

                                                                            Page

ARTICLE 1      DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . .   1
     Section 1.1  Certain Defined Terms. . . . . . . . . . . . . . . . . . .   1
     Section 1.2  General Principles Applicable to Definitions . . . . . . .  18
     Section 1.3  Accounting Terms . . . . . . . . . . . . . . . . . . . . .  19

ARTICLE 2      THE LOANS . . . . . . . . . . . . . . . . . . . . . . . . . .  19
     Section 2.1  The Loans. . . . . . . . . . . . . . . . . . . . . . . . .  19
          (a)  Pro Rata Revolving Credit . . . . . . . . . . . . . . . . . .  19
          (b)  Supplemental Revolving Loans. . . . . . . . . . . . . . . . .  19
          (c)  Purchase of Nomura Note . . . . . . . . . . . . . . . . . . .  20
          (d)  Extension of Revolving Commitment Term. . . . . . . . . . . .  20
     Section 2.2  Notice of Borrowing. . . . . . . . . . . . . . . . . . . .  21
     Section 2.3  Agent's Right to Fund. . . . . . . . . . . . . . . . . . .  21
     Section 2.4  Repayment of Principal . . . . . . . . . . . . . . . . . .  22
          (a)  Scheduled Repayments. . . . . . . . . . . . . . . . . . . . .  22
          (b)  Mandatory Prepayments . . . . . . . . . . . . . . . . . . . .  22
     Section 2.5  Interest on Loans. . . . . . . . . . . . . . . . . . . . .  22
          (a)  General Provisions. . . . . . . . . . . . . . . . . . . . . .  22
          (b)  Selection of Alternative Rates. . . . . . . . . . . . . . . .  23
          (c)  Unavailable Adjusted LIBOR Rate . . . . . . . . . . . . . . .  24
          (d)  Compensation for Increased Costs. . . . . . . . . . . . . . .  24
     Section 2.6  Notes. . . . . . . . . . . . . . . . . . . . . . . . . . .  26
     Section 2.7  Manner of Payments . . . . . . . . . . . . . . . . . . . .  26
          (a)  Place and Form of Payments. . . . . . . . . . . . . . . . . .  26
          (b)  Payments on Non-business Days . . . . . . . . . . . . . . . .  27
          (c)  Order of Application. . . . . . . . . . . . . . . . . . . . .  27
     Section 2.8  Fees . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
          (a)  Commitment Fee. . . . . . . . . . . . . . . . . . . . . . . .  27
          (b)  Utilization Fee . . . . . . . . . . . . . . . . . . . . . . .  28
          (c)  Extension Fee . . . . . . . . . . . . . . . . . . . . . . . .  28
     Section 2.9  Sharing of Payments, Etc.. . . . . . . . . . . . . . . . .  28
     Section 2.10  Prepayments . . . . . . . . . . . . . . . . . . . . . . .  29

ARTICLE 3      SECURITY. . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     Section 3.1  Initial Deeds of Trust . . . . . . . . . . . . . . . . . .  29
     Section 3.2  Additions to Collateral. . . . . . . . . . . . . . . . . .  29
     Section 3.3  Removal of Secured Properties. . . . . . . . . . . . . . .  30
     Section 3.4  Assigned Deeds of Trust. . . . . . . . . . . . . . . . . .  31
     Section 3.5  Release of Deeds of Trust. . . . . . . . . . . . . . . . .  31


                                        i

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          (a)  Nomura Substitution . . . . . . . . . . . . . . . . . . . . .  31
          (b)  Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
          (c)  Additional Shares . . . . . . . . . . . . . . . . . . . . . .  31
          (d)  No Default. . . . . . . . . . . . . . . . . . . . . . . . . .  31

ARTICLE 4      NEGATIVE PLEDGE PROPERTIES. . . . . . . . . . . . . . . . . .  32
     Section 4.1  Additions to Negative Pledge Properties. . . . . . . . . .  32
     Section 4.2  Removal of Negative Pledge Properties. . . . . . . . . . .  32

ARTICLE 5      CONDITIONS TO LOANS . . . . . . . . . . . . . . . . . . . . .  33
     Section 5.1  Conditions to Initial Revolving Loan . . . . . . . . . . .  33
          (a)  New Loan Documents. . . . . . . . . . . . . . . . . . . . . .  33
          (b)  Corporate Certificates. . . . . . . . . . . . . . . . . . . .  33
          (c)  Legal Opinion . . . . . . . . . . . . . . . . . . . . . . . .  34
          (d)  Certificate . . . . . . . . . . . . . . . . . . . . . . . . .  34
          (e)  Fees and Expenses . . . . . . . . . . . . . . . . . . . . . .  34
          (f)  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . .  34
     Section 5.2  Conditions to All Loans. . . . . . . . . . . . . . . . . .  34
          (a)  Prior Conditions. . . . . . . . . . . . . . . . . . . . . . .  34
          (b)  Notice of Borrowing . . . . . . . . . . . . . . . . . . . . .  34
          (c)  No Default. . . . . . . . . . . . . . . . . . . . . . . . . .  34
          (d)  Other Information . . . . . . . . . . . . . . . . . . . . . .  34
     Section 5.3  Conditions to Nomura Substitution by Note Purchase . . . .  35
          (a)  Endorsement of Nomura Note. . . . . . . . . . . . . . . . . .  35
          (b)  Consent to Assignment . . . . . . . . . . . . . . . . . . . .  35
     Section 5.4  Conditions to Extension of Revolving Commitment Period . .  35
          (a)  Request for Extension . . . . . . . . . . . . . . . . . . . .  35
          (b)  No Default. . . . . . . . . . . . . . . . . . . . . . . . . .  35

ARTICLE 6      REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . .  36
     Section 6.1  Existence and Power. . . . . . . . . . . . . . . . . . . .  36
     Section 6.2  Authorization. . . . . . . . . . . . . . . . . . . . . . .  36
     Section 6.3  Government Approvals, Etc. . . . . . . . . . . . . . . . .  37
     Section 6.4  Binding Obligations, Etc.. . . . . . . . . . . . . . . . .  37
     Section 6.5  Litigation . . . . . . . . . . . . . . . . . . . . . . . .  37
     Section 6.6  Financial Condition. . . . . . . . . . . . . . . . . . . .  37
     Section 6.7  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . .  38
     Section 6.8  Laws, Orders; Other Agreements . . . . . . . . . . . . . .  38
     Section 6.9  Federal Reserve Regulations. . . . . . . . . . . . . . . .  38
     Section 6.10 ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . .  38
     Section 6.11 Subsidiaries . . . . . . . . . . . . . . . . . . . . . . .  39



                                       ii

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     Section 6.12 Lien Creation and Priority; No Encumbrances. . . . . . . .  39
     Section 6.13  Investment Company; Other Regulations . . . . . . . . . .  40
     Section 6.14  Delinquent Property Liens . . . . . . . . . . . . . . . .  40
     Section 6.15  Improvements. . . . . . . . . . . . . . . . . . . . . . .  40
     Section 6.16  Casualty; Condemnation. . . . . . . . . . . . . . . . . .  40
     Section 6.17  Assessments . . . . . . . . . . . . . . . . . . . . . . .  41
     Section 6.18  Rights of Others to Purchase Property . . . . . . . . . .  41
     Section 6.19  Representations as a Whole. . . . . . . . . . . . . . . .  41

ARTICLE 7      AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . .  41
     Section 7.1  Use of Proceeds from Loans . . . . . . . . . . . . . . . .  41
     Section 7.2  Preservation of Corporate Existence, Etc.. . . . . . . . .  42
     Section 7.3  Visitation Rights. . . . . . . . . . . . . . . . . . . . .  42
     Section 7.4  Keeping of Books and Records . . . . . . . . . . . . . . .  42
     Section 7.5  Maintenance of Property, Etc.. . . . . . . . . . . . . . .  42
     Section 7.6  Compliance With Laws, Etc. . . . . . . . . . . . . . . . .  42
     Section 7.7  Insurance. . . . . . . . . . . . . . . . . . . . . . . . .  43
          (a)  Property Insurance. . . . . . . . . . . . . . . . . . . . . .  43
          (b)  Liability Insurance . . . . . . . . . . . . . . . . . . . . .  44
          (d)  Certain Terms of Policy . . . . . . . . . . . . . . . . . . .  44
          (e)  Evidence of Payment . . . . . . . . . . . . . . . . . . . . .  45
               Approval Not Warranty . . . . . . . . . . . . . . . . . . . .  45
     Section 7.8  Financial Information. . . . . . . . . . . . . . . . . . .  45
          (a)  Annual Audited Financial Statements . . . . . . . . . . . . .  45
          (b)  Quarterly Unaudited Financial Statements. . . . . . . . . . .  45
          (c)  Quarterly Compliance Certificates . . . . . . . . . . . . . .  45
          (d)  Annual Budget . . . . . . . . . . . . . . . . . . . . . . . .  46
          (e)  Other . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
     Section 7.9  Notification . . . . . . . . . . . . . . . . . . . . . . .  46
     Section 7.10 Additional Payments; Additional Acts . . . . . . . . . . .  47
          (a)  Taxes on or Expenses Incurred In Preparation of Loan
               Documents . . . . . . . . . . . . . . . . . . . . . . . . . .  47
          (b)  Expenses of Administering Loan. . . . . . . . . . . . . . . .  47
          (c)  Expenses In Changing Classification of Property . . . . . . .  47
          (d)  Expenses of Enforcement . . . . . . . . . . . . . . . . . . .  47
          (e)  Evidence of Government Approvals. . . . . . . . . . . . . . .  48
          (f)  Additional Instruments and Acts . . . . . . . . . . . . . . .  48
     Section 7.11 Net Worth. . . . . . . . . . . . . . . . . . . . . . . . .  48
     Section 7.12 Ratio of Total Indebtedness to Gross Asset Value . . . . .  48
     Section 7.13 Ratio of Secured Debt to Gross Asset Value . . . . . . . .  48
     Section 7.14 Cash Flow Coverage . . . . . . . . . . . . . . . . . . . .  48


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

     Section 7.15 Unsecured Interest Expense Coverage. . . . . . . . . . . .  48
     Section 7.16 Capital Expenditure Reserve. . . . . . . . . . . . . . . .  48
     Section 7.17  Compliance With Environmental Due Diligence Standards . .  49
     Section 7.18  REIT Status . . . . . . . . . . . . . . . . . . . . . . .  49
     Section 7.19  Insurance and Condemnation Proceeds . . . . . . . . . . .  49
          (a)  Deposit and Investment of Proceeds. . . . . . . . . . . . . .  49
          (b)  Disbursement of Proceeds. . . . . . . . . . . . . . . . . . .  50
          (c)  Obligation to Repair, Replace or Restore. . . . . . . . . . .  50
          (d)  Procedures for Disbursement of Proceeds; Application. . . . .  50
          (e)  Substitution in Lieu of Repair. . . . . . . . . . . . . . . .  51
     Section 7.20  Indemnification . . . . . . . . . . . . . . . . . . . . .  51
          (a)  General Indemnity . . . . . . . . . . . . . . . . . . . . . .  52
          (b)  Environmental Indemnity . . . . . . . . . . . . . . . . . . .  52
          (c)  Building Law Indemnity. . . . . . . . . . . . . . . . . . . .  52
          (d)  Indemnification Procedures. . . . . . . . . . . . . . . . . .  53
     Section 7.21  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . .  53
     Section 7.22  Additional Guaranties . . . . . . . . . . . . . . . . . .  53
     Section 7.23  Other Agreements. . . . . . . . . . . . . . . . . . . . .  54

ARTICLE 8      NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . .  54
     Section 8.1  Liquidation, Merger, Sale of Assets. . . . . . . . . . . .  54
     Section 8.2  Liens. . . . . . . . . . . . . . . . . . . . . . . . . . .  54
     Section 8.3  Sale of Property . . . . . . . . . . . . . . . . . . . . .  54
     Section 8.4  Operations . . . . . . . . . . . . . . . . . . . . . . . .  55
     Section 8.5  ERISA Compliance . . . . . . . . . . . . . . . . . . . . .  55
     Section 8.6  Transactions With Affiliates . . . . . . . . . . . . . . .  55
     Section 8.7  Distributions. . . . . . . . . . . . . . . . . . . . . . .  55
     Section 8.8  Amendments to Organizational Documents . . . . . . . . . .  56
     Section 8.9  Immaterial Subsidiaries. . . . . . . . . . . . . . . . . .  56
     Section 8.10  Restrictions on Qualifying Leases . . . . . . . . . . . .  56

ARTICLE 9      EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . .  56
     Section 9.1  Events of Default. . . . . . . . . . . . . . . . . . . . .  56
          (a)  Payment Default . . . . . . . . . . . . . . . . . . . . . . .  56
          (b)  Breach of Warranty. . . . . . . . . . . . . . . . . . . . . .  56
          (c)  Breach of Certain Covenants . . . . . . . . . . . . . . . . .  57
          (d)  Breach of Other Covenants . . . . . . . . . . . . . . . . . .  57
          (e)  Cross-default . . . . . . . . . . . . . . . . . . . . . . . .  57
          (f)  Voluntary Bankruptcy, Etc . . . . . . . . . . . . . . . . . .  58
          (g)  Involuntary Bankruptcy, Etc . . . . . . . . . . . . . . . . .  58
          (h)  Insolvency, Etc . . . . . . . . . . . . . . . . . . . . . . .  58
          (i)  Judgment. . . . . . . . . . . . . . . . . . . . . . . . . . .  59


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

          (j)  Condemnation. . . . . . . . . . . . . . . . . . . . . . . . .  59
          (k)  Governmental Approvals. . . . . . . . . . . . . . . . . . . .  59
          (l)  Other Government Action . . . . . . . . . . . . . . . . . . .  59
          (m)  Stock Listing . . . . . . . . . . . . . . . . . . . . . . . .  59
          (n)  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
          (o)  REIT. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

ARTICLE 10     AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
     Section 10.1  Authorization and Action. . . . . . . . . . . . . . . . .  60
     Section 10.2  Duties and Obligations. . . . . . . . . . . . . . . . . .  61
     Section 10.3  Dealings Between Agent and Borrower . . . . . . . . . . .  62
     Section 10.4  Lender Credit Decision. . . . . . . . . . . . . . . . . .  62
     Section 10.5  Indemnification . . . . . . . . . . . . . . . . . . . . .  63
     Section 10.6  Successor Agent . . . . . . . . . . . . . . . . . . . . .  63
     Section 10.7  Application of Article 10 . . . . . . . . . . . . . . . .  63

ARTICLE 11     MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . .  64
     Section 11.1  No Waiver; Remedies Cumulative. . . . . . . . . . . . . .  64
     Section 11.2  Governing Law . . . . . . . . . . . . . . . . . . . . . .  64
     Section 11.3  Mandatory Arbitration . . . . . . . . . . . . . . . . . .  64
     Section 11.4  Consent to Jurisdiction; Waiver of Immunities . . . . . .  65
     Section 11.5  Notices . . . . . . . . . . . . . . . . . . . . . . . . .  65
     Section 11.6  Assignment. . . . . . . . . . . . . . . . . . . . . . . .  66
          (a)  Assignments by Borrower . . . . . . . . . . . . . . . . . . .  66
          (b)  Assignments by Lender . . . . . . . . . . . . . . . . . . . .  66
          (c)  Sale of Participations by Lender. . . . . . . . . . . . . . .  66
     Section 11.7  Severability. . . . . . . . . . . . . . . . . . . . . . .  66
     Section 11.8  Survival. . . . . . . . . . . . . . . . . . . . . . . . .  66
     Section 11.9  Executed in Counterparts. . . . . . . . . . . . . . . . .  67
     Section 11.10  Entire Agreement; Amendment, Etc . . . . . . . . . . . .  67
     Section 11.11  Second Amended and Restated Loan Agreement . . . . . . .  67
          (a)  Nonoccurrence of Nomura Substitution. . . . . . . . . . . . .  67
          (b)  Nonoccurrence of Collateral Release . . . . . . . . . . . . .  67
          (c)  Consequences of Failure to Execute Amendment. . . . . . . . .  68
     Section 11.12  Effective Date; Transitional Matters . . . . . . . . . .  68
     Section 11.13  Reaffirmation of Loan Documents. . . . . . . . . . . . .  68



SCHEDULES

SCHEDULE 1     DEEDS OF TRUST

SCHEDULE 2     DESIGNATED NEGATIVE PLEDGE PROPERTIES
SCHEDULE 3     PREPAYMENT FEES
SCHEDULE 4     LITIGATION
SCHEDULE 5     GUARANTORS, POTENTIAL GUARANTORS AND IMMATERIAL SUBSIDIARIES
SCHEDULE 6     PERMITTED ENCUMBRANCES
SCHEDULE 7     CONDITIONS TO PROPERTY BECOMING SECURED PROPERTY

EXHIBITS
--------

EXHIBIT A      REVOLVING PROMISSORY NOTE
EXHIBIT B      GUARANTY
EXHIBIT C      CONTRIBUTION AGREEMENT
EXHIBIT D      NOTICE OF BORROWING/INTEREST RATE NOTICE
EXHIBIT E      LEGAL OPINION OF BORROWER'S COUNSEL

                       AMENDED AND RESTATED LOAN AGREEMENT


     THIS AMENDED AND RESTATED LOAN AGREEMENT ("Agreement") is made as of September 9, 1996 by and among BANK OF AMERICA NW, N.A., successor by name change to Seattle-First National Bank, doing business as SEAFIRST BANK ("Seafirst Bank"), a national banking association; KEY BANK OF WASHINGTON, a Washington corporation; U.S. BANK OF WASHINGTON, N.A., a national banking association and successor to West One Bank, Washington; and LASALLE NATIONAL BANK, a national banking association (each individually a "Lender" and collectively the "Lenders"); SEAFIRST BANK as agent for Lenders (the "Agent"); and SHURGARD STORAGE CENTERS, INC., a Delaware corporation ("Borrower").

                                    AGREEMENT

                                    ARTICLE 1

                                   DEFINITIONS

     SECTION 1.1 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms have the following meanings:

          "ADJUSTED LIBOR RATE" means the Applicable LIBOR Spread per annum plus a fraction whose numerator is the applicable LIBOR Rate and whose denominator is one minus the aggregate of the reserve percentages (including, without limitation, any basic, supplemental, marginal or emergency reserves) expressed as a decimal established by the Board for Governors of the Federal Reserve System or other banking authority to which Lenders are subject for Eurocurrency Liability (as defined in Regulation D of such Board of Governors). For purposes of this definition, each LIBOR Loan shall be deemed to constitute a Eurocurrency Liability and be subject to the reserve requirements of Regulation D, except that, in no event, shall any adjustment be made to the Adjusted LIBOR Rate for any such reserve requirement unless the affected Lender provides Borrower with an Officer's Certificate stating that the amount of the adjustment to the Adjusted LIBOR Rate applicable to such Lender's LIBOR Loans is not greater than Borrower's pro rata share of such Lender's total reserve requirement for all its Eurocurrency Liabilities (such pro rata share equaling a fraction whose numerator is the aggregate amount of Borrower's LIBOR Loans from such Lender and whose denominator is the total amount of such Lender's Eurocurrency Liabilities).

          "ADJUSTED PRO RATA SHARE" means, with respect to any given Funding Lender and any given request for a Supplemental Revolving Loan, a fraction whose numerator is such Lender's Pro Rata Share and whose denominator is the sum of the Pro Rata Shares of all Funding Lenders for such Supplemental Revolving Loan.

          "AFFILIATE" means (i) any Person controlling, controlled by, or under direct or indirect common control with, Borrower, any Guarantor, or any Potential Guarantor; (ii) any general or limited partner of any Guarantor, Potential Guarantor or any Person referred to in clause (i) above that is a general or limited partnership; (iii) any member or manager of any Guarantor, Potential Guarantor or any Person referred to in clause (i) above that is a limited liability company; (iv) any Person that owns 10% or more of any voting class of ownership interest of Borrower or of any Guarantor, Potential Guarantor or any Person referred to in clause (i) above that is a corporation. For purposes of this definition, "control," when used with respect to a specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "AGENT" means Seafirst Bank and any successor agent selected pursuant to Section 10.6.

          "AGREEMENT" means this Amended and Restated Loan Agreement as it may be amended from time to time.

          "APPLICABLE COLLATERAL" means all of the property (real or personal) in which any of the Deeds of Trust creates or purports to create a Lien, including fixtures but excluding all other goods (as that term is defined in the Washington Uniform Commercial Code).

          "APPLICABLE INTEREST PERIOD" means, with respect to any portion of the Loan that bears interest at a particular Applicable Interest Rate, the period commencing on the effective date of an Interest Rate Notice provided in respect of such portion of the Loan pursuant to Section 2.5(b) and ending:

               (a) One week, and one, two, three or six months thereafter in the case of a LIBOR Loan as specified in the Interest Rate Notice given by Borrower in respect of such LIBOR Loan;

               (b) On the Revolving Loan Maturity Date in the case of a Prime Rate Loan.

          "APPLICABLE INTEREST RATE" means the Adjusted LIBOR Rate or the Prime Rate.

          "APPLICABLE LIBOR SPREAD" means (a) for any LIBOR Rate whose Reset Date occurs on a date when Borrower's Rating is less than BBB-/Baa3, 1.625%;
(b) for any LIBOR Rate whose Reset Date occurs on a date when Borrower's Rating is BBB-/Baa3 or higher but less than BBB/Baa2, 1.375%; (c) for any LIBOR Rate whose Reset Date occurs on a date when Borrower's Rating is BBB/Baa2 or higher but less than BBB+/Baa1, 1.25%; (d) for any LIBOR Rate whose Reset Date occurs on a date when Borrower's Rating is BBB+/Baa1 or higher but less than A-/A3, 1.125%; and (e) for any LIBOR Rate whose Reset Date occurs on a date when Borrower's Rating is A-/A3 or higher, 1.0%.

          "APPLICABLE MEASUREMENT PERIOD" means, with respect to the calculation of the Available Amount or Borrower's compliance with any financial covenant covered by the Quarterly Compliance Certificate, the period between the date of Borrower's submission to Agent of the most recent Quarterly Compliance Certificate and the date of Borrower's submission of the next Quarterly Compliance Certificate.

          "APPLICABLE PROPERTIES" means the Secured Properties and the Negative Pledge Properties.

          "ASSIGNED DEEDS OF TRUST" means those deeds of trust, mortgages, security agreements and other security documents assigned to Agent by Nomura pursuant to Section 2.1(c) if the Nomura Substitution is in the form of an assignment of the Nomura Note.

          "AVAILABLE AMOUNT" means, on any date during any Applicable Measurement Period, the lesser of (a) the amount, if any, by which 50% of the Unencumbered Property Value (calculated with respect to the full fiscal quarter immediately preceding the first day of such Applicable Measurement Period) exceeds all unsecured liabilities of Borrower and the Consolidated Subsidiaries (other than the Subsidiaries referred to in clauses (ii), (iii) and (iv) of the definition of "Relevant Subsidiaries") as of the end of such fiscal quarter, calculated in accordance with generally accepted accounting principles; and (b) the Commitment in effect as of such date. The "Available Amount" shall be calculated as set forth in the Quarterly Compliance Certificate.

          "BORROWER" means Shurgard Storage Centers, Inc., a Delaware corporation, and any Successor.

          "BORROWER'S BANK ACCOUNT" means Account No. 67539510 maintained by Borrower with Agent.

          "BORROWER'S DIRECT ECONOMIC OWNERSHIP" means, with respect to any Subsidiary owned directly in whole or in part by Borrower, the percentage of such Subsidiary's dividends or other distributions that Borrower is entitled to receive by virtue of Borrower's direct ownership interest in such Subsidiary.

          "BORROWER'S INDIRECT ECONOMIC OWNERSHIP" means, with respect to any Subsidiary (the "Applicable Subsidiary") owned indirectly in whole or in part by Borrower, the product of (a) the aggregate percentage of the Applicable Subsidiary's dividends or other distributions that those Majority Subsidiaries (the "First Tier Owners") in the tier of ownership immediately above the Applicable Subsidiary are entitled to receive by virtue of their direct ownership interest in the Applicable Subsidiary multiplied by (b) the aggregate percentage of the First Tier Owners' dividends or other distributions that those Majority Subsidiaries (the "Second Tier Owners") in the tier of ownership immediately above the First Tier Owners are entitled to receive by virtue of their direct ownership interest in the First Tier Owners multiplied in like manner by (c) the aggregate percentage ownership of each successive tier of ownership up to Borrower.

          "BORROWER'S KNOWLEDGE," "BEST KNOWLEDGE OF BORROWER," or "BEST OF BORROWER'S KNOWLEDGE" (or equivalent phrase) means the knowledge of the chief executive officer, the chief financial officer, the treasurer, any vice president, any secretary or other officer of Borrower appointed by Borrower's board of directors or any "reporting person" as that term is used in Section 16 of the Securities Exchange Act of 1934, as amended.

          "BORROWER LOAN DOCUMENTS" means those Loan Documents to which Borrower is a party.

          "BORROWER'S PRO RATA SHARE" means (a) with respect to the Indebtedness, Interest Expense or EBIDA of any Unconsolidated Subsidiary, the sum of the percentage of Borrower's Direct Economic Ownership plus the percentage of Borrower's Indirect Economic Ownership of such Subsidiary; (b) with respect to any Development Property or Stabilized Property which is directly owned in whole or in part by Borrower, the percentage of the NOI generated by such Property that Borrower is entitled to receive by virtue of its ownership interest; (c) with respect to any Development Property or Stabilized Property which is directly owned in whole or in part by one or more Majority Subsidiaries, the percentage of the NOI generated by such Property that such Subsidiary is entitled to receive by virtue of its ownership interest multiplied by the aggregate percentage of Borrower's Direct Economic Ownership and Borrower's Indirect Economic Ownership of such Subsidiary; (d) with respect to any Property that is directly owned in part by Borrower and in part by one or more Majority Subsidiaries, the sum of clauses (b) and (c) above; and (e) with respect to any other Person or Property, zero percent. In the event that, for the purpose of any of the foregoing calculations, Borrower's Pro Rata Share changes on any date other than the last day of any fiscal quarter, then Borrower's Pro Rata Share with respect to such fiscal quarter shall equal the sum of (i) Borrower's Pro Rata Share at the beginning of such fiscal quarter multiplied by the number of days thereafter until the change in such Pro Rata Share divided by the total number of days in such fiscal quarter; plus (ii) Borrower's new Pro Rata Share multiplied by the number of days after such change until the end of such fiscal quarter divided by the total number of days in such fiscal quarter. In the event that Borrower's Pro Rata Share changes more than once during any given fiscal quarter, Borrower's Pro Rata Share for such fiscal quarter shall be calculated in a similar manner.

          "BORROWER'S RATING" means the lower of (a) the Standard & Poors rating for Borrower's long-term unsecured debt securities, and (b) the comparable rating by one other nationally recognized rating agency designated by Borrower and acceptable to

Agent. Moody's Investors Services, Inc., Duff and Phelps, or Fitch Investors shall be deemed acceptable to Agent unless and until Agent has notified Borrower in writing that, in Agent's reasonable judgment, the reputation of such rating agency has declined and it is no longer acceptable to Agent.

          "BUILDING LAW COMPLIANCE AGREEMENTS" means the Initial Building Law Compliance Agreements and any similar agreements executed from time to time by Borrower in favor of Agent and Lenders with respect to any real property that becomes one of the Negative Pledge Properties pursuant to Section 4.1.

          "BUILDING LAWS" means all federal, state and local laws, regulations, ordinances and requirements applicable to the development and operation of any Property, including without limitation all building, zoning, planning, subdivision, fire, traffic, safety, air quality, wetlands, shoreline, and flood plain laws, regulations and ordinances. The Building Laws shall include without limitation, all applicable requirements of the Fair Housing Act of 1968, as amended by the Fair Housing Amendments Act of 1988, 42 U.S.C. Section 3601 et seq.; the Americans with Disabilities Act of 1990, 42 U.S.C. Section 12101 et seq.; and all government and private covenants, conditions and restrictions applicable to any Property.

          "BUSINESS DAY" means any day other than Saturday, Sunday or other day on which banks are authorized or obligated to close in Seattle, Washington.

          "CAPITAL RESERVE ACCOUNT" has the meaning set forth in Section 7.16.

          "CASH EQUIVALENTS" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year after the date of acquisition thereof;
(ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within ninety (90) days after the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from any two of Standard & Poor's Corporation, Moody's Investors Services, Inc., Duff and Phelps, or Fitch Investors (or, if at any time no two of the foregoing shall be rating such obligations, then from such other nationally recognized rating services as may be reasonably acceptable to Agent) and not listed for possible down-grades in Credit Watch published by Standard & Poor's Corporation; (iii) commercial paper, other than commercial paper issued by Borrower or any of its Affiliates, maturing no more than ninety
(90) days after the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 or P-1 from either Standard & Poor's Corporation or Moody's Investor Service, Inc. (or, if at any time neither Standard & Poor's Corporation nor Moody's Investor Service, Inc. shall be rating such obligations, then the highest rating from such other nationally recognized rating services as may be reasonably acceptable to Agent); and (iv) domestic and Eurodollar certificates of deposit or time deposits or bankers' acceptances maturing within ninety (90) days after the date of acquisition thereof, overnight securities repurchase agreements, or reverse repurchase agreements secured by any of the foregoing types of securities or debt instrument issued, in each case, by
(A) any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or Canada having combined capital and surplus of not less than Two Hundred Fifty Million Dollars ($250,000,000) or (B) any Lender.

          "CASUALTY LOSS PROPERTY" has the meaning set forth in Section 7.18(c).

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

          "COLLATERAL RELEASE DATE" has the meaning set forth in Section 3.5.

          "COMMITMENT" means (a) subject to clause (c) below, between the date of this Agreement and the Nomura Substitution Date, One Hundred Five Million Dollars ($105,000,000); (b) if the Nomura Substitution occurs prior to March 31, 1997, then between the Nomura Substitution Date and March 31, 1997, One Hundred Seventy-five Million Dollars ($175,000,000) and, after March 31, 1997, One Hundred Million Dollars ($100,000,000); and (c) if the Nomura Substitution does not occur prior to March 31, 1997, Fifty Million Dollars ($50,000,000) from and after that date.

          "COMMITMENT PERIOD" has the meaning given in Section 2.1(a).

          "CONSOLIDATED SUBSIDIARY" means any Subsidiary whose financial statements are consolidated with Borrower's financial statements under generally accepted accounting principles.

          "CONTRIBUTION AGREEMENT" means the Contribution Agreement among the Initial Guarantors and Borrower and binding upon any subsequent Guarantors in substantially the form of Exhibit C hereto.

          "CONTROLLED GROUP" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, Guarantor, or Potential Guarantors, are treated as a single employer under Section 414(b) or 414(c) of the Code.

          "DEBT" means (i) indebtedness for borrowed money or for the deferred purchase price of property or services, other than trade accounts payable on customary terms in the ordinary course of business, (ii) financial obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) financial obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, and (iv) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or financial obligations of others of the kinds referred to in clauses (i) through
(iii) above.

          "DEEDS OF TRUST" means the documents set forth on Schedule 1 hereto.

          "DEFAULT" means any event which but for the passage of time, the giving of notice, or both would be an Event of Default.

          "DESIGNATED NEGATIVE PLEDGE PROPERTIES" means all of the real property identified in Schedule 2, including, without limitation, the land, buildings, fixtures and other improvements located thereon.

          "DEVELOPMENT ASSET VALUE" means, with respect to any fiscal quarter, Borrower's Pro Rata Share of 80% of the cost of all Properties that were Development Properties as of the end of such fiscal quarter.

          "DEVELOPMENT PROPERTY" means a mini-storage facility located in the United States or Canada (a) that is majority owned (or leased under a Qualifying Lease) and effectively controlled by Borrower or any Majority Subsidiary, (b) with respect to which a certificate of occupancy has been issued by the applicable Governmental Authority, and (c) that has been open for business for less than 12 months; except that "Development Property" shall not include any such facility that has been designated by Borrower as a Stabilized Property.

          "EFFECTIVE DATE" has the meaning set forth in Section 11.12.

          "ENVIRONMENTAL AGREEMENTS" means the Initial Environmental Agreements and any similar environmental agreements executed by Borrower in favor of Agent and Lenders with respect to any other real property that becomes one of the Negative Pledge Properties pursuant to Section 4.1 (but not including the Initial Environmental Agreements or any such subsequent agreements to the extent they apply to any real property that no longer constitutes Applicable Property).


          "ENVIRONMENTAL LAW" means and includes the Comprehensive Environmental Response, Compensation, and liability Act of 1980 ("CERCLA" or the Federal Superfund Act), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), 42 U.S.C. Sections 9601-9675; the Resource Conservation and

Recovery Act of 1976 ("RCRA"), 42 U.S.C. Section 6901 et seq.; The Clean Water Act, 33 U.S.C. Section 1251 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C.
Section 136 et seq.; the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2671; all as the same may be from time to time amended and any regulations now or hereafter promulgated thereunder; and any and all other federal, state, county, municipal, local and other statutes, laws, ordinances, rules, regulations, judgments, orders, decrees, permits, licenses, or other governmental restrictions or requirements and the common law which may from time to time relate to or deal with protection of human health, pollution or the environment, including, without limitation, all regulations promulgated by a regulatory body pursuant to an such statute, law or ordinance.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "EVENT OF DEFAULT" has the meaning given in Section 9.1.

          "EXCLUDED SUBSIDIARY" means (a) any Subsidiaries that are not wholly owned, directly or indirectly, by Borrower; and (b) any Subsidiaries that have no ownership or leasehold interest in any mini-storage property located in the United States or Canada.

          "FEDERAL FUNDS RATE" has the meaning given in Section 2.3.

          "FULL INSURABLE VALUE" means the actual cost of replacing the property in question, without allowance for depreciation, as determined from time to time (but not more often than once every calendar year) by Agent.

          "FUNDED ADJUSTED PRO RATA SHARE" means, with respect to any Funding Lender, a fraction whose numerator is the unpaid principal amount of such Lender's Supplemental Loans and whose denominator is the unpaid principal amount of all Supplemental Loans.

          "FUNDED PRO RATA SHARE" means, with respect to any Lender, a fraction whose numerator is the outstanding principal amount of such Lender's Loans (including such Lender's

Supplemental Loans, if any) and whose denominator is the total outstanding principal amount of the Loan.

          "FUNDING LENDER" means, as of any given time, any Lender that is then making a Supplemental Revolving Loan or, if the context so indicates, any Lender that then has one or more Supplemental Loans outstanding.

          "FUNDS FROM OPERATIONS" shall have the meaning ascribed to that term by the National Association of Real Estate Investment Trusts (NAREIT) as in effect as of the date hereof.

          "GOVERNMENT APPROVAL" means an approval, permit, license, authorization, certificate, or consent of any Governmental Authority.

          "GOVERNMENTAL AUTHORITY" means the government of the United States or any State or any foreign country or any political subdivision of any thereof or any branch, department, agency, instrumentality, court, tribunal or regulatory authority which constitutes a part or exercises any sovereign power of any of the foregoing.

          "GROSS ASSET VALUE" means, with respect to any fiscal quarter, the Stabilized Asset Value as of the end of such fiscal quarter, plus the Development Asset Value as of the end of such fiscal quarter plus unrestricted cash and Cash Equivalents (excluding tenant deposits) as of the end of such fiscal quarter.

          "GROSS REVENUES" means, with respect to any Development Property or Stabilized Property as of the end of any fiscal quarter, all payments and other revenues (exclusive of any payments attributable to sales taxes) received during such fiscal quarter by Borrower or Borrower's property manager from all sources related to the operation of such Property including, without limitation, rental of such Property, storage rentals, late fees, security deposits (if any, unless required to be segregated), receipts from sales of goods, billboard rentals and other advertising revenue, and tenant reimbursements of expenses.

          "GUARANTIES" means the Initial Guaranties together with any similar guaranties executed by Subsidiaries of Borrower (other than the Initial Guarantors).

          "GUARANTORS" means the Initial Guarantors together with any other Persons that may hereafter execute Guaranties in favor of Agent and Lenders.

          "HAZARDOUS MATERIAL" means asbestos, urea formaldehyde, PCBs, nuclear fuel or materials, chemical waste, radon, radioactive materials, explosives, known carcinogens, petroleum products (including crude oil) and any other dangerous, toxic, or hazardous pollutant, contaminant, chemical, material or substance defined as hazardous or as a pollutant or contaminant in, or the release or disposal of which is regulated by, any Environmental Law.

          "IMMATERIAL SUBSIDIARIES" means SSC North Carolina, Inc., a North Carolina corporation; Shurgard Storage To Go, Inc., a Delaware corporation; and any other wholly owned Subsidiaries of Borrower, other than the Guarantors, the Potential Guarantors and the Excluded Subsidiaries.

          "INDEBTEDNESS" means, with respect to any Person (a) all items of indebtedness or liability which would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of the date as of which indebtedness is determined in accordance with generally accepted accounting principles; (b) obligations of such Person with respect to letters of credit, guaranties, or payment, performance or other bonds; (c) unfunded pension obligations of such Person; and (d) any other indebtedness or liability of any third person for borrowed money or for the deferred purchase price of property or services for which such Person is contingently liable as obligor, guarantor, or otherwise (all without redundancy); PROVIDED, HOWEVER, that the contingent liability of SSC Property Holdings, Inc. associated with the payment bond posted to secure payment of any judgment arising out of RODNEY COMBEST V. SSC PROPERTY HOLDINGS, INC., Cause No. 95-036547, in the District Court of Harris County, Texas, 113th Judicial District, will not constitute "Indebtedness" until such date as Borrower is required, under generally accepted accounting principles, to create a reserve on its books with respect to such contingent liability.

          "INDEMNIFIED PARTIES" has the meaning set forth in Section 7.19(a).

          "INITIAL BUILDING LAW COMPLIANCE AGREEMENTS" means the Certificate and Indemnity Agreement Regarding Compliance with Building Laws dated as of
August 19, 1994 and the Certificate and Indemnity Agreement Regarding Compliance with Building Laws dated January 31, 1995, in each case executed by Borrower in favor of Seattle-First National Bank as agent for itself and the Original Lenders and the New Building Law Compliance Agreement.

          "INITIAL ENVIRONMENTAL AGREEMENTS" means the Environmental Agreement and Indemnity dated as of August 19, 1994 and the Environmental Agreement and Indemnity dated as of January 31, 1995, in each case executed by Borrower in favor of Seattle-First National Bank as agent for itself and the Original Lenders and the New Environmental Agreement.

          "INITIAL GUARANTIES" means the Guaranties of even date herewith executed by the Initial Guarantors in favor of Agent and Lenders in substantially the form of Exhibit B hereto.

          "INITIAL GUARANTORS" means Shurgard Evergreen Limited Partnership, a Delaware limited partnership, and SSC Evergreen, Inc., a Delaware corporation.

          "INITIAL LOAN DOCUMENTS" means this Agreement, the Notes, the Initial Deeds of Trust, the Initial Environmental Agreements, the Initial Building Law Compliance Agreements, the Initial Guaranties and the Contribution Agreement.

          "INSURANCE AND CONDEMNATION PROCEEDS" has the meaning set forth in
Section 7.18(a).

          "INTEREST EXPENSE" means, with respect to any fiscal quarter, the sum of (a) all accrued or paid interest costs of Borrower and its Consolidated Subsidiaries during such fiscal quarter, calculated in accordance with generally accepted accounting principles, plus capitalized interest, fees for performance guaranties, fees for letters of credit, and interest and fees relating to any other relevant liabilities of Borrower and its Consolidated Subsidiaries, in each case, accrued or paid during such fiscal quarter and calculated in accordance with generally accepted accounting principles; plus (without redundancy) (b) Borrower's Pro Rata Share of all accrued or paid interest costs, capitalized interest, fees for performance guaranties, fees for letters of credit, and interest and fees relating to any other relevant liabilities of the Unconsolidated Subsidiaries, in each case, accrued or paid during such fiscal quarter and calculated in accordance with generally accepted accounting principles.

          "INTEREST RATE NOTICE" shall have the meaning given in Section 2.5(b).

          "LENDERS" means Seafirst Bank, Key Bank of Washington, U.S. Bank of Washington, N.A. (successor to West One Bank, Washington) and LaSalle National Bank and their respective Successors, and any additional lenders to whom any of the foregoing Lenders assigns its interest in the Loan Documents pursuant to this Agreement.

          "LIBOR BUSINESS DAY" means any Business Day when the London Interbank Market is open for business.

          "LIBOR LOAN" means any portion of the Loan that bears interest at the Adjusted LIBOR Rate or, if the context so indicates, that portion of a Revolving Loan advance that bears interest at the Adjusted LIBOR Rate.

          "LIBOR RATE" shall mean, with respect to any LIBOR Loan for any Applicable Interest Period, an interest rate per annum equal to the offered rate for deposits in U.S. Dollars for the Applicable Interest Period commencing on the first day of such Applicable Interest Period (the "Reset Date") which appears on the display designated as the "LIBO" page in the Reuter Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks) as of 11:00 a.m., London time, on the day that is two Business Days preceding the Reset Date. If at least two such offered rates appear on such Reuter's screen LIBO page, the LIBOR Rate in respect of that Reset Date will be the arithmetic mean of such offered rates. In the event such Reuters screen LIBO page is not published, the LIBOR Rate shall be determined from an alternate, generally-recognized source mutually agreeable to Agent and Borrower, and, in the absence of such agreement, Borrower shall not have an option to select the Adjusted LIBOR Rate.

          "LIEN" means, for any person, any security interest, pledge, mortgage, charge, assignment, hypothecation, encumbrance, attachment, garnishment, execution or other voluntary or involuntary lien upon or affecting the revenues of such person or any real or personal property in which such person has or hereafter acquires any interest.

          "LOAN" means the Revolving Loans or, when used in the context of a particular Lender, the Revolving Loans by such Lender.

          "LOAN DOCUMENTS" means this Agreement, the Notes, the Deeds of Trust, the Environmental Agreements and the Building Law Compliance Agreements, the Guaranties, and the Contribution Agreement.

          "LOSSES" has the meaning set forth in Section 7.19(a).

          "MAJORITY LENDERS" means two or more Lenders which together have 50.1% or more of the Loan or, if no portion of the Loan is outstanding, of the commitment to make Revolving Loans.

          "MAJORITY SUBSIDIARY" means a Subsidiary that is controlled by Borrower and with respect to which the sum of Borrower's Direct Economic Ownership plus Borrower's Indirect Economic Ownership is 51% or more (but excluding any such Subsidiary (whether or not a Relevant Subsidiary) with respect to which an event has occurred and is continuing which would constitute an Event of Default under Section 9.1(f), Section 9.1(g) or Section 9.1(h) if such Subsidiary were a Relevant Subsidiary). For the purposes of this definition, "controlled by" shall mean the possession directly or indirectly through the ownership of voting interests of the power to direct or cause the direction of the management or policies of such Subsidiary (including, without limitation, the power to declare dividends or other distributions of income).

          "MATERIAL ADVERSE EFFECT" means, (a) with respect to Borrower, a material adverse effect on or material adverse change in (i) (aa) the business, operations, property, financial condition, liabilities (absolute, accrued, contingent or otherwise) or assets of Borrower, and (bb) the ability of Borrower to perform its obligations under this Agreement, the Notes or any other Loan Documents, or (ii) the rights or remedies of Agent, any Lender or the holder of any Note under this Agreement or any of the other Loan Documents upon the occurrence of an Event of Default; or (b) with respect to any Relevant Subsidiary, a material adverse effect on or material adverse change in (i) (aa) the business, operations, property, financial condition, liabilities (absolute, accrued, contingent or otherwise) or assets of Borrower and Guarantors, taken as a whole, and (bb) the ability of Borrower and Guarantors, taken as a whole, to perform their respective obligations under this Agreement, the Notes or any other Loan Documents, or (ii) the rights or remedies of Agent, any Lender or the holder of any Note under this Agreement or any of the other Loan Documents upon the occurrence of an Event of Default.

          "NEGATIVE PLEDGE DESIGNATION NOTICE" has the meaning set forth in
Section 4.1.

          "NEGATIVE PLEDGE PROPERTIES" means the Designated Negative Pledge Properties together with any additional real property designated by Borrower in accordance with Section 4.1 as constituting one of the Negative Pledge Properties, but not including any of the Designated Negative Pledge Properties or any such subsequently designated real property which no longer constitutes Negative Pledge Property in accordance with Section 4.2.

          "NEGATIVE PLEDGE REMOVAL REQUEST" has the meaning set forth in Section 4.2.

          "NEW BUILDING LAW COMPLIANCE AGREEMENT" means the Certificate and Indemnity Agreement Regarding Compliance with Building Laws of even date herewith executed by Borrower in favor of Agent and Lenders.

          "NEW ENVIRONMENTAL AGREEMENT" means the Environmental Agreement and Indemnity of even date herewith executed by Borrower in favor of Agent and Lenders.

          "NEW LOAN DOCUMENTS" means this Agreement, the Notes, the New Environmental Agreement, the New Building Law Compliance Agreement, the Initial Guaranties and the Contribution Agreement.

          "NOI" means, with respect to any Development Property or Stabilized Property for any fiscal quarter, the Gross Revenues from such Property less
(i) usual and customary operating expenses for such Property during such fiscal quarter (which expenses shall include, in the case of any Property subject to a Qualifying Lease, all lease payments thereunder), and (ii) real estate taxes with respect to such Property during such fiscal quarter.

          "NOMURA" means Nomura Asset Capital Corporation, a Delaware corporation.

          "NOMURA NOTE" means the Revolving Note dated as of December 30, 1994 executed by SSC Acquisitions in favor of Nomura in the principal amount of $50,000,000.

          "NOMURA SUBSTITUTION" means either (a) the full satisfaction of all amounts owing under the Nomura Note and Nomura's execution and delivery of recordable releases of all collateral therefor and of any other obligations of Borrower, SSC Acquisitions and other Subsidiaries thereunder or related thereto, or (b) the full assignment to Lenders of all Nomura's right, title and interest in the Nomura Note and the Assigned Deeds of Trust in accordance with Sections
3.4 and 5.3.

          "NOMURA SUBSTITUTION DATE" means the effective date of the Nomura Substitution.

          "NON-FUNDING LENDER" means, as of any given date (a) a Lender that has failed to make its Pro Rata Share of a requested Pro Rata Revolving Loan or its Adjusted Pro Rata Share of a requested Supplemental Revolving Loan, under circumstances which give Borrower a right to request that other Lenders make Supplemental Revolving Loans pursuant to Section 2.1(b); or (b) if the context so indicates, any Lender that has no outstanding Supplemental Loans at a time when any other Lender has any Supplemental Loans outstanding.

          "NOTES" has the meaning given in Section 2.6.

          "NOTICE OF BORROWING" means a request for a Revolving Loan from Borrower delivered to Agent in the manner, at the time and containing the information required under Section 2.2.

          "OFFICER'S CERTIFICATE" means a certificate executed and delivered on behalf of Borrower by its Chief Financial Officer or his designee.

          "ORIGINAL AGREEMENT" means the Loan Agreement dated as of August 19, 1994 among Borrower, the Original Lenders and Seattle-First National Bank, as agent for the Original Lenders, in the form in which such Loan Agreement was originally executed.

          "ORIGINAL LENDERS" means Seattle-First National Bank, predecessor in interest to Bank of America NW, N.A.; Key Bank of Washington; and West One Bank, Washington, predecessor in interest to U.S. Bank of Washington, N.A.

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "PENSION PLAN" means an "employee pension benefit plan" (as such term is defined in Section 3(a) of ERISA) from time to time maintained by Borrower, any Guarantor or a member of a Controlled Group.

          "PERMITTED ENCUMBRANCES" means (a) Liens for taxes, assessments, and other governmental charges not then delinquent; (b) any mechanic's, laborer's, materialmen's, supplier's or vendor's lien or other similar statutory lien arising in the ordinary course of business but only if (i) such lien is subordinate to the liens created by the Deed of Trust and payment is not yet due under the contract giving rise to such lien or (ii) such lien is subject to a bona fide dispute and Borrower has taken whatever actions may be reasonably necessary to prevent a foreclosure of such lien and the resulting sale of any of the Secured Properties or Negative Pledge Properties and, if such lien has priority over the lien of the Deeds of Trust, Borrower causes to be posted a bond equal to one and a half times the amount of such lien; (c) with respect to any given Applicable Property, the Liens identified on Schedule 6 as being Permitted Encumbrances for such Property; (d) nonmonetary encumbrances, restrictions, covenants, conditions, easements, rights-of-way, encroachments, reservations and other similar matters affecting title which, in the aggregate do not materially impair Borrower's use of the Applicable Properties and its operation thereon or materially reduce the fair market value thereof; and
(e) any other Liens expressly approved by Agent in writing with the consent of Majority Lenders.

          "PERSON" means any individual, partnership, corporation, business trust, unincorporated organization, joint venture, association, joint stock company, estate, limited liability company, or any governmental entity, department, agency or political subdivision thereof.

          "PLAN" shall mean, at any time, an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (a) maintained by Borrower, any Guarantor or any member of a Controlled Group for employees of Borrower, any Guarantor or any member of a Controlled Group or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which Borrower, any Guarantor or any member of a Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made contributions.

          "POTENTIAL GUARANTORS" means SSC Acquisitions; SSC Property Holdings, Inc., a Delaware corporation, and any other Subsidiaries designated by Borrower as Potential Guarantors. Any Subsidiary that has been so designated shall remain a "Potential Guarantor" until such time as it becomes a Guarantor.

          "PRECLUDED SUBSIDIARY" means any Potential Guarantor that is bound by a legally enforceable contractual obligation which would be breached by such Subsidiary's execution of, or otherwise becoming bound by, a Guaranty (except that such Subsidiary shall cease to be a Precluded Subsidiary immediately upon its being released from, or otherwise no longer being bound by, such contractual obligation for any reason).

          "PRIME RATE" means, on any day, Agent's publicly announced prime rate of interest at its principal office (which prime rate is a reference rate and not necessarily the lowest rate of interest charged by Agent to its prime customers), changing as such prime rate changes.

          "PRIME RATE LOAN" means any portion of a Loan that bears interest at the Prime Rate.

          "PRO RATA REVOLVING LOANS" means the Revolving Loans outstanding under the Original Agreement at the time of the execution and delivery of this Agreement as set forth in

Section 2.1(a), together with any such Revolving Loans made after the execution and delivery hereof but before the Effective Date and any loans made on or after the Effective Date under Section 2.1(a) of this Agreement.

          "PRO RATA SHARE" means, with respect to each Lender, the percentage set forth opposite such Lender's signature on the signature pages at the end of this Agreement.

          "PROCEEDS ESCROW" has the meaning set forth in Section 7.18(a).

          "PROCEEDS TRUSTEE" has the meaning set forth in Section 7.18(a).

          "PROPERTY" means any real or personal property in which Borrower or any Subsidiary now or hereafter holds an ownership or leasehold interest.

          "QUALIFYING LEASE" means leases on the Properties located in Solana Beach, California, and Hillcroft, Texas, and leases on a maximum of three additional Secured Properties or Negative Pledge Properties so long as such leases create legally enforceable, arms-length leasehold estates with terms of not less than 20 years.

          "QUARTERLY COMPLIANCE CERTIFICATE" has the meaning set forth in
Section 7.8(c).

          "RELEVANT SUBSIDIARIES" means all Consolidated Subsidiaries other than
(i) the Immaterial Subsidiaries; (ii) SSC Benelux, Inc., a Delaware corporation;
(iii) Shurope SA, a Belgian corporation; (iv) SSC Benelux & Co., SCS, a Belgian corporation; (v) Shurgard Institutional Partners, a Washington general partnership; (vi) Capitol Hill Partners, a Limited Partnership, a Washington limited partnership; (vii) Shurgard Institutional Fund L.P., a Washington limited partnership; and (viii) Shurgard Institutional Fund L.P. II, a Washington limited partnership; provided, however, in the event that either Shurgard Institutional Fund L.P. or Shurgard Institutional Fund L.P. II acquires either an ownership or a leasehold interest in any real property after the date hereof, it shall, from and after the date of such acquisition, constitute a "Relevant Subsidiary."

          "RESTRICTED DISTRIBUTIONS" means dividends on, or other payment or distributions on account of the purchase, redemption, retirement or other acquisition of, any shares of any class of stock.

          "REVOLVING LOAN MATURITY DATE" means September 9, 1998 or, if it extended pursuant to Section 2.1(d), September 9, 1999.

          "REVOLVING LOANS" means the Pro Rata Revolving Loans and the Supplemental Revolving Loans.

          "SSC ACQUISITIONS" means SSC Acquisitions, Inc., a Delaware corporation.

          "SECURED DEBT" means (a) all Indebtedness of Borrower and its Consolidated Subsidiaries (other than the Revolving Loans) that is secured in whole or in part by any Lien on real property and (b) Borrower's Pro Rata Share of all Indebtedness of the Unconsolidated Subsidiaries that is secured in whole or in part by any Lien on real property.

          "SECURED PROPERTIES" means all of the real property that is subject to the lien of any of the Deeds of Trust, including, without limitation, the land, buildings, fixtures and other improvements located thereon.

          "SECURED PROPERTY RELEASE REQUEST" has the meaning given in Section
3.3.

          "STABILIZED ASSET VALUE" means, with respect to any fiscal quarter of Borrower, Borrower's Pro Rata Share of the NOI for all Properties that were Stabilized Properties as of the end of such fiscal quarter multiplied by 4 and divided by a capitalization rate of 10% (adjusted for property acquisitions and dispositions).

          "STABILIZED PROPERTY" means (a) all income-producing real estate currently owned by Borrower located in the United States or Canada and (b) any mini-storage facility located in the United States or Canada acquired hereafter
(i) that is majority owned (or leased under a Qualifying Lease) and effectively controlled by Borrower or any Majority Subsidiary, (ii) with respect to which a certificate of occupancy has been issued by the applicable Governmental Authority, and (iii) that has been open for business for more than 12 months, together with any Development Property designated by Borrower as Stabilized Property.

          "SUBSIDIARY" shall mean any Person of which Borrower directly or indirectly holds 10% or more of any voting class of ownership interest.

          "SUCCESSOR" means, for any corporation or banking association, any successor by merger or consolidation, or by acquisition of substantially all of the assets of the predecessor.

          "SUPPLEMENTAL REVOLVING LOANS" has the meaning defined in Section 2.1(b).

          "TAX" means, for any person, any tax, assessment, duty, levy, impost or other charge imposed by any Governmental Authority on such person or on any property, revenue, income, or franchise of such person and any interest or penalty with respect to any of the foregoing.

          "TOTAL COMMITMENT" means One Hundred Seventy-five Million Dollars ($175,000,000) except that (a) if the Nomura Substitution occurs prior to March 31, 1997, then the Total Commitment after March 31, 1997 will be One Hundred Million Dollars ($100,000,000); and (b) if the Nomura Substitution does not occur prior to March 31, 1997, then the Total Commitment after March 31, 1997 will be Fifty Million Dollars ($50,000,000).

          "UNCONSOLIDATED SUBSIDIARY" means any Subsidiary other than a Consolidated Subsidiary.

          "UNENCUMBERED DEVELOPMENT ASSET VALUE" means, with respect to any fiscal quarter, Borrower's Pro Rata Share of 80% of the cost basis of all Properties that were Unencumbered Development Properties as the end of such fiscal quarter.

          "UNENCUMBERED DEVELOPMENT PROPERTY" means any Development Property that is either a Secured Property or a Negative Pledge Property.

          "UNENCUMBERED PROPERTY VALUE" means, with respect to any fiscal quarter, Unencumbered Stabilized Asset Value as of the end of such fiscal quarter plus Unencumbered Development Asset

Value as of such date plus unrestricted cash and Cash Equivalents as of such date.

          "UNENCUMBERED STABILIZED ASSET VALUE" means, with respect to any fiscal quarter, Borrower's Pro Rata Share of the Unencumbered Stabilized NOI during such fiscal quarter multiplied by 4 and divided by a capitalization rate of 10% (adjusted for property acquisitions and dispositions).

          "UNENCUMBERED STABILIZED NOI" means, with respect to any fiscal quarter, Borrower's Pro Rata Share of the NOI of all Properties that were Unencumbered Stabilized Properties as of the end of such fiscal quarter.

          "UNENCUMBERED STABILIZED PROPERTY" means a Stabilized Property that is either a Secured Property or a Negative Pledge Property.

          "UNFUNDED VESTED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (a) the present value of all vested non forfeitable benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of Borrower or any member of a Controlled Group to the PBGC or the Plan under Title IV of ERISA.

     SECTION 1.2 GENERAL PRINCIPLES APPLICABLE TO DEFINITIONS. Definitions given herein shall be equally applicable to both singular and plural forms of the terms therein defined and references herein to "he" or "it" shall be applicable to persons whether masculine, feminine or neuter. References herein to any document including, but without limitation, this Agreement shall be deemed a reference to such document as it now exists, and as, from time to time hereafter, the same may be amended. References herein to a "person" or "persons" shall be deemed to be references to an individual, corporation, partnership, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), Governmental Authority or agency or any other entity. References herein to any section, subsection, schedule or exhibit shall, unless otherwise indicated, be deemed a reference to sections and subsections within and schedules and exhibits to this Agreement.

     SECTION 1.3 ACCOUNTING TERMS. Except as otherwise provided herein, accounting terms not specifically defined shall be construed, and all accounting procedures shall be performed, in accordance with generally accepted United States accounting principles. Unless otherwise indicated, any reference to a "fiscal quarter" shall mean a fiscal quarter of Borrower.

                                    ARTICLE 2

                                    THE LOANS

     SECTION 2.1  THE LOANS.

          (a) PRO RATA REVOLVING CREDIT. On the date of this Agreement, there are outstanding to Borrower from the Original Lenders Pro Rata Revolving Loans under the Original Agreement in the following amounts: Seafirst $25,000,000; Key Bank of Washington $15,000,000; and U.S. Bank of Washington (including loans made by West One Bank, Washington, prior to its merger into U.S. Bank of Washington) $10,000,000. Subject to the terms and conditions of this Agreement, each Lender hereby severally agrees during the period from the Effective Date until the Revolving Loan Maturity Date (the "Commitment Period") to make additional Pro Rata Revolving Loans duly requested hereunder to Borrower in amounts equal to such Lender's Pro Rata Share of each requested Pro Rata Revolving Loan provided that, after giving effect to any requested Pro Rata Revolving Loan (i) the aggregate of all Revolving Loans outstanding from such Lender will not exceed such Lender's Pro Rata Share of the Commitment; and
(ii) the aggregate of all Revolving Loans outstanding from such Lender will not exceed such Lender's Pro Rata Share of the Available Amount. The commitment set forth in this Section 2.1(a) is for a revolving credit, and within the amounts and times specified herein, Borrower may pay, repay and reborrow.

          (2) SUPPLEMENTAL REVOLVING LOANS. In the event that (A) any Lender fails to make its Pro Rata Share of any properly requested Pro Rata Revolving Loan on or before 9:00 a.m. (Seattle time) on the date of any requested borrowing, and (B) Agent determines in good faith that such Lender's failure to make its Pro Rata Share of such Pro Rata Revolving Loan constitutes a violation of such Lender's commitment to lend under this Agreement, then Agent shall promptly notify Borrower and each Lender of such determination. In each such case, Borrower shall have the right, notwithstanding the notice requirement set forth in Section 2.2, to give telephonic notice to Agent requesting that each of the Lenders (other than the Lender whose failure to lend gave rise to such notice), make a supplemental revolving loan in an amount equal to the amount of such Lender's Adjusted Pro Rata Share of the Non-Funding Lender's Pro Rata Share of the initially requested Pro Rata Revolving Loan, provided that, after giving effect to such supplemental revolving loan (a) the aggregate of all Revolving Loans outstanding from such Funding Lender will not exceed such Funding Lender's Pro Rata Share of the Commitment; and (b) the aggregate of all Revolving Loans outstanding from such Funding Lender will not exceed such Funding Lender's Pro Rata Share of the Available Amount. Each such supplemental revolving loan shall be referred to in this Agreement as a "Supplemental Revolving Loan." Each Supplemental Revolving Loan shall be a Prime Rate Loan unless and until all or any portion of such Supplemental Revolving Loan has been converted to a LIBOR Loan pursuant to Section 2.5(b). In the event that a judicial determination is made that any Non-Funding Lender's failure to make its Pro Rata Share of any requested Pro Rata Revolving Loan constituted a breach of such Lender's commitment to lend under Section 2.1(a), then the Funding Lenders shall be entitled to repayment from such Non-Funding Lender of the unpaid principal amount of the Supplemental Revolving Loans that resulted from such Non-Funding Lender's breach, together with interest thereon at the Applicable Interest Rate (reduced by any amounts such Funding Lenders have already received in respect of such Supplemental Revolving Loans from Borrower) and such Non-Funding Lender shall, to the extent of such repayment, become a Funding Lender in respect of the amount of such repayment. The Revolving Loans described in Section 2.1(a) and in this Section 2.1(b) constitute a revolving credit and, subject to the limits set forth in this Agreement, Borrower may pay, prepay and reborrow.

          (c) PURCHASE OF NOMURA NOTE. Subject to the conditions of Section 2.1(a), Borrower may elect to effect the Nomura Substitution either by requesting Pro Rata Revolving Loans whose proceeds will be disbursed to Nomura in full satisfaction of the Nomura Note or by requesting the Lenders to make Pro Rata Revolving Loans to fund Lenders' purchase of Nomura's rights under the Nomura Note including any amounts owing thereunder. If Borrower elects the latter option, it shall notify Agent in writing not less than three Business Days prior to the desired effective date of such purchase, and as a condition to such purchase, Borrower shall satisfy the conditions of Section 5.3. Subject to the terms and conditions of this Agreement, each Lender hereby severally agrees to pay its Pro Rata Share of all amounts owing under the Nomura Note directly to Nomura.

          (d) EXTENSION OF REVOLVING COMMITMENT TERM. Subject to the terms and conditions of this Agreement, each Lender agrees that Borrower may extend the Commitment Period and the Revolving Loan Maturity Date to September 9, 1999. During such extension period, the Revolving Loans described in Section 2.1(a) and 2.1(b) shall continue to constitute a revolving credit and, subject to the limits set forth in this Agreement, Borrower may pay, prepay and reborrow.

     SECTION 2.2 NOTICE OF BORROWING. For each requested Revolving Loan, Borrower shall give Agent prior notice (a "Notice of Borrowing") specifying the date of a requested borrowing (which must be a Business Day) and the amount thereof. Each Notice of Borrowing shall be in writing except that, in the case of a Supplemental Revolving Loan, such notice may be oral so long as it is promptly confirmed in writing in a form acceptable to Agent. Each such written Notice of Borrowing shall be in substantially the form of Exhibit D hereto. Except as otherwise required in Section 2.5(b) with respect to LIBOR Loans or as otherwise permitted with respect to Supplemental Revolving Loans, Borrower may give a Notice of Borrowing prior to 12:00 noon (Seattle time) on any Business Day at least two (2) Business Days prior to the Business Day that Borrower requests that the Pro Rata Revolving Loan be made. Each Notice of Borrowing shall be irrevocable and shall be deemed to constitute a representation and warranty by Borrower that, as of the date of such notice (a) the statements set forth in Article 6 are true and correct; and (b) no Default or Event of Default has occurred and is continuing or will result from disbursement of the requested

Revolving Loan.  Each Pro Rata Revolving Loan requested by Borrower under this
Section 2.2 shall be in an amount of not less than $250,000. On receipt of a Notice of Borrowing, Agent shall promptly notify each Lender by telephone, telex or telefax of the date of the requested borrowing and the amount thereof. Each Lender shall before 9:00 a.m. (Seattle time) on the date of the requested borrowing, pay such Lender's Pro Rata Share of the aggregate principal amount of the requested borrowing in immediately available funds to Agent at its Commercial Loan Service Center, Seattle, Washington. Upon fulfillment to Agent's satisfaction of the applicable conditions set forth in Article 5, and after receipt by Agent of such funds, Agent will promptly make such funds available to Borrower by depositing them to Borrower's Bank Account and any funds so deposited shall be presumed to be for the benefit of Borrower.

     SECTION 2.3 AGENT'S RIGHT TO FUND. In the event that, prior to making the requested borrowing available to Borrower, Agent has received from any Lender a confirmation that such Lender's Pro Rata Share of the requested Pro Rata Revolving Loan (or, in the case of a requested Supplemental Revolving Loan, a confirmation that such Lender's Adjusted Pro Rata Share of the requested Supplemental Revolving Loan) has been sent to Agent by wire transfer together with the wire transfer sequencing numbers related thereto, Agent may assume that such Lender has made such funds available on the date such Revolving Loan is to be made in accordance with Section 2.2 and Agent may, in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent that Agent has not, for any reason, received such corresponding amount by the close of business on the day such amount was to be made available, such Lender shall pay to Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to Borrower until the date such amount is repaid to Agent, at the Federal Funds Rate. Until such Lender has made such payment to Agent, such Lender shall be a Non-Funding Lender with respect to such Revolving Loan. In the event Agent does not receive such amount from such Lender within one (1) Business Day after Agent's demand therefor, then Borrower agrees to pay Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to Agent, at the Applicable Interest Rate. Borrower may, to the extent otherwise permitted by Section 2.1(b), repay such corresponding amount by requesting Supplemental Revolving Loans from the Funding Lenders. Any such repayment by Borrower shall be without prejudice to any rights it may have against the Lender that has failed to make available its funds for any requested borrowing. As used herein "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on transactions received by Agent from three federal funds brokers of recognized standing selected by Agent.

     SECTION 2.4   REPAYMENT OF PRINCIPAL.

          (a) SCHEDULED REPAYMENTS. Borrower shall repay the principal amount of the Revolving Loans on or before the Revolving Loan Maturity Date.

          (2) MANDATORY PREPAYMENTS. If at any time or for any reason, the Available Amount is less than the outstanding principal amount of the Revolving Loans, then Borrower shall immediately cause the outstanding principal amount of the Revolving Loans to be less than or equal to the Available Amount by
(i) making one or more principal repayments of the Revolving Loans and/or
(ii) causing one or more mini-storage facilities of Borrower to become an additional Negative Pledge Property in accordance with Section 4.1.

     SECTION 2.5   INTEREST ON LOANS.

          (a) GENERAL PROVISIONS. Borrower agrees to pay to Lenders interest on the unpaid principal amount of the Loan from the date hereof until the Loan shall be due and payable at a per annum rate equal to the Applicable Interest Rate. Interest on any past due amount of the Loan (whether at maturity, upon acceleration, mandatory prepayment or otherwise) shall accrue, at a per annum rate equal to three percent (3%) above the Prime Rate. Accrued but unpaid interest on the LIBOR Loan shall be paid in arrears on the last day of the Applicable Interest Period and, in addition, for each LIBOR Loan having an Applicable Interest Period longer than three months, at the end of the first three months of such Applicable Interest Period. Accrued but unpaid interest on the Prime Rate Loan shall be paid in arrears on the first Business Day of each calendar month and at the Revolving Loan Maturity Date. Notwithstanding the foregoing, accrued interest on the Loan shall be payable on demand after the occurrence of an Event of Default. Computations of interest shall be made on the basis of a year of 360 days for LIBOR Loans and for Prime Rate Loans, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

          (b)  SELECTION OF ALTERNATIVE RATES.

               (1) Borrower may, on at least three LIBOR Business Days' prior notice, elect to have interest accrue on any Revolving Loan or any portion thereof or on all or any portion of the Loan already outstanding at the Adjusted LIBOR Rate for an Applicable Interest Period. Such notice (herein, an "Interest Rate Notice") shall be given in writing and shall be deemed delivered when received by Agent except that an Interest Rate Notice received by Agent after 10:00 a.m., Seattle time, on any Business Day, shall be deemed to have been delivered or received on the next Business Day. Each written Interest Rate Notice shall be in substantially the form of Exhibit D hereto. Any such Interest Rate Notice shall be irrevocable and shall constitute a representation and warranty by Borrower that as of the date of such Interest Rate Notice, the statements set forth in Article 6 are true and correct and that no Default or Event of Default has occurred and is continuing.

               (2) The ability of Borrower to select the Adjusted LIBOR Rate to apply to the Loan or any portion thereof shall be subject to the following conditions: (i) no more than fifteen LIBOR Loans may be outstanding at any single time; (ii) the Adjusted LIBOR Rate may not be selected for any portion of the Loan which is already accruing interest at the Adjusted LIBOR Rate unless such selection is only to become effective at the maturity of the Applicable Interest Period then in effect; (iii) Agent shall not have given notice pursuant to Section 2.5(c) that the Adjusted LIBOR Rate selected by Borrower is not available; (iv) no Default or Event of Default shall have occurred and be continuing; and (v) if Borrower elects to have some portion (but less than all) of the Loan accrue interest at the Adjusted LIBOR Rate, such election shall cause a portion of each Lender's outstanding Loan to accrue interest at such rate in proportion to their respective Funded Pro Rata Shares.

               (3) In the absence of an effective request for the application of the Adjusted LIBOR Rate, the Loan or the remaining portions thereof shall accrue interest at the Prime Rate.

               (4) The Interest Rate Notice may be given with and contained in any Notice of Borrowing provided that the requisite number of days for prior notice for both the borrowing and the selection of the Adjusted LIBOR Rate shall be satisfied.

               (5) If Borrower delivers an Interest Rate Notice with any Notice of Borrowing for a Revolving Loan and Borrower thereafter declines to take such Revolving Loan or a condition precedent to the making of such Revolving Loan is not satisfied or waived, Borrower shall indemnify Agent and each Lender for all losses and any costs which Agent or any Lender may sustain as a consequence thereof including, without limitation, the costs of reemployment of funds at rates lower than the cost to Lenders of such funds. A certificate of Agent or any Lender setting forth the amount due to it pursuant to this Section 2.5(b)(5) and the basis for, and the calculation of, such amount shall be prima facie evidence of the amount due to it hereunder, absent a showing by Borrower of manifest error. Payment of the amount owed shall be due within 15 days after Borrower's receipt of such certificate.

          (c) UNAVAILABLE ADJUSTED LIBOR RATE. If, for any reason, any Lender determines that a fair and adequate means does not exist for establishing the Adjusted LIBOR Rate or that the making or continuation of any LIBOR Loan by such Lender has become unlawful, then such Lender may give notice of that fact to Agent and Borrower and such determination shall become conclusive and binding absent manifest error. After such notice has been given and until the Lender notifies Borrower and Agent that the circumstances giving rise to such notice no longer exist, such rate shall no longer be available. Any subsequent request by Borrower to have interest accrue at such rate shall be deemed to be a request for interest to accrue at the Prime Rate unless Borrower elects to select another Applicable Interest Rate which is not unavailable and gives the requisite number of days notice to select such rate. If the Lender shall thereafter determine to permit borrowing at such rate, the Lender shall notify Borrower and Agent in writing of that fact, and Borrower shall then once again become entitled to request that such rate apply to the Loans in accordance with
Section 2.5(b) hereof.

          (d) COMPENSATION FOR INCREASED COSTS. In the event that after the date hereof any change occurs in any applicable law, regulation, treaty or directive or interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof, or any condition is imposed by any

Governmental Authority after the date hereof or any change occurs in any condition imposed by any Governmental Authority on or prior to the date hereof which:

               (i) Subjects any Lender to any Tax (other than any Tax measured by a Lender's net income or gross revenues), or changes the basis of taxation of any payments to any Lender on account of principal of or interest on any LIBOR Loan, the Notes (to the extent the Notes evidence a LIBOR Loan) or fees in respect of the Lender's obligation to make LIBOR Loans or other amounts payable with respect to its LIBOR Loans; or

               (ii) Imposes, modifies or determines to be applicable any reserve, deposit or similar requirements against any assets held by, deposits with or for the account of, or loans or commitments by, any office of the Lender in connection with its LIBOR Loans to the extent the amount of which is in excess of, or was not applicable at the time of computation of, the amounts provided for in the definition of such LIBOR Loan; or

              (iii) Affects the amount of capital required to be maintained by banks generally or corporations controlling banks and any Lender determines the amount by which the Lender or any corporation controlling the Lender is required to maintain or increase its capital is increased by, or based upon, the existence of this Agreement or of the Lender's LIBOR Loans or commitment to make LIBOR Loans hereunder;

               (iv) Imposes upon any Lender any other condition with respect to its LIBOR Loans or its commitment to make LIBOR Loans;

which, as a result thereof, (1) increases the cost to any Lender of making or maintaining its Loans or its commitment to lend hereunder, or (2) reduces the net amount of any payment received by any Lender in respect of its Loans (whether of principal, interest, commitment fees or otherwise), or (3) requires the Lender to make any payment on or calculated by reference to the gross amount of any sum received by it in respect of its LIBOR Loans, in each case by a material amount, then and in any such case Borrower shall pay to Agent for the account of such Lender on demand such amount or amounts as will compensate such Lender for any increased cost, deduction or payment actually incurred or made by such Lender. The demand for payment by any Lender shall be delivered to both Agent and Borrower and shall state the subjection or change which occurred or the Tax, reserve, deposit or capital requirements or other conditions which have been imposed upon such Lender or the request, direction or requirement with which it has complied, together with the date thereof, the amount of such cost, reduction or payment and the manner in which such amount has been calculated. Any such demand for payment shall be accompanied by an Officer's Certificate from the affected Lenders stating that the amount assessed against Borrower with respect to such Lender's LIBOR Loans is not greater than Borrower's pro rata share of the amount assessed against all such Lender's LIBOR Loans (such pro rata share equaling a fraction whose numerator is the aggregate amount of Borrower's LIBOR Loans from such Lender and whose denominator is total amount of all such Lender's LIBOR Loans that are subject to the increased costs, reduction in payment or additional payment referred to in clauses (1), (2) or (3) above). The statement of any Lender as to the additional amounts payable pursuant to this Section 2.5(d) shall be, absent manifest error, prima facie evidence of the amounts due hereunder.

     The protection of this Section 2.5(d) shall be available to each Lender regardless of any possible contention of invalidity or inapplicability of the relevant law, regulation, treaty, directive, condition or interpretation thereof provided that no amount shall be owing under this Section 2.5(d) to the extent it is caused or triggered by such Lender's negligence or willful misconduct. In the event that Borrower pays any Lender the amount necessary to compensate such Lender for any charge, deduction or payment incurred or made by such Lender as provided in this Section 2.5(d) and such charge, deduction or payment or any part thereof is subsequently returned to the Lender as a result of the final determination of the invalidity or inapplicability of the relevant law, regulation, treaty, directive or condition, then such Lender shall remit to Borrower the amount paid by Borrower which has actually been returned to the Lender (together with any interest actually paid to the Lender on such returned amount). Borrower shall not be obligated to pay any amount under this
Section 2.5(d) with respect to any Applicable Interest Period prior to the Applicable Interest Period during which the affected Lender provides notice to Borrower that such additional payment shall be assessed.

     SECTION 2.6 NOTES. Each Lender's Revolving Loans shall be evidenced by a promissory note of Borrower substantially in the form attached hereto as Exhibit A-1, A-2, A-3 or A-4, as applicable, payable to the order of such Lender, dated as of the date hereof, in the face amount of such Lender's Pro Rata Share of the Commitment (the "Notes"). Agent shall have possession of the original Notes. Agent is hereby authorized to record the date and amount of the Revolving Loans each Lender makes, the Applicable Interest Rate, the Applicable Interest Period and the date and amount of each payment of principal and interest thereon on a schedule annexed to or kept in respect of the Notes. Any such recordation by Agent shall constitute prima facie evidence of the accuracy of the information so recorded; PROVIDED, HOWEVER, that the failure to make any such recordation or any error in any such recordation shall not affect the obligations of Borrower hereunder or under the Notes.

     SECTION 2.7  MANNER OF PAYMENTS.

          (a) PLACE AND FORM OF PAYMENTS. All payments of principal and interest on the Loan and all other amounts payable hereunder or under any other Loan Document by Borrower to Agent or any Lender shall be made by paying the same in United States Dollars and in immediately available funds to Agent at its Commercial Loan Service Center, Seattle, Washington not later than 12:00 noon, Seattle time, on the date on which such payment shall become due.

          (b) PAYMENTS ON NON-BUSINESS DAYS. Whenever any payment hereunder or under any other Loan Document shall be stated to be due or whenever the last day of any Applicable Interest Period would otherwise occur on a day other than a Business Day, such payment shall be made and the last day of such

Applicable Interest Period shall occur on the next succeeding Business Day and such extension of time shall in such case be included in the computation and payment of interest or commitment fees, as the case may be, unless, in the case of an Applicable Interest Period with respect to a LIBOR Loan, such extension would cause such payment to be made or the last date of such Applicable Interest Period to occur in the next following calendar month, in which case such payment shall be made and the last day of such Applicable Interest Period shall occur on the next preceding Business Day.

          (c) ORDER OF APPLICATION. Any payment or other amount received by Agent in respect of the Loan (including, without limitation, any payment received as the result of realization on the lien of the Deeds of Trust) shall be applied in the following order (i) first, to any fees, expenses or indemnities then due and owing to Agent pursuant to the terms hereof; (ii) second, to any fees, expenses or indemnities owing to any Lender pursuant to the terms hereof (if such payment or other amount is insufficient to satisfy all such fees, expenses and indemnities, then each Lender shall receive its pro rata share of such amounts calculated in accordance with the amount of such fees, expenses and indemnities owing to each Lender); (iii) third, to accrued and unpaid interest on any Supplemental Loans then due and owing (to be distributed by Agent to each of the Funding Lenders in accordance with their respective Funded Adjusted Pro Rata Shares); (iv) fourth, to accrued and unpaid interest then due and owing on the Pro Rata Revolving Loans (to be distributed by Agent to the Lenders in accordance with their respective Funded Pro Rata Shares);
(v) fifth, to the unpaid principal amount of any Supplemental Revolving Loans (to be distributed by Agent to Lenders in accordance with their respective Funded Adjusted Pro Rata Shares); (vi) sixth, to the remaining unpaid principal amount of the Loan (to be distributed by Agent to Lenders in accordance with their respective Funded Pro Rata Shares); (vii) seventh, to any other amounts owing under the Loan Documents (to be distributed by Agent to Lenders in accordance with their respective Funded Pro Rata Shares).

     SECTION A.  FEES.

          (a) COMMITMENT FEE. Borrower agrees to pay to Agent for the account of Lenders in accordance with their Pro Rata Shares a commitment fee equal to
(i) 0.2% of the Total Commitment
on the date of this Agreement, payable upon execution of this Agreement; and
(ii) 0.2% of the Total Commitment on September 9, 1997, payable on or before September 9, 1997. The commitment fees are based upon a 0.2% per annum calculation over the Commitment Period. In the event that, as a result of unscheduled reductions in the Total Commitment, the commitment fee paid under this Section 2.8(a) is greater than the amount actually accrued, then each Lender shall promptly reimburse to Borrower an amount equal to such Lender's Pro Rata Share of such overpayment. Except as provided in the immediately preceding sentence, the commitment fee for each year of the Commitment Period shall be fully earned when due and shall not be reimbursable.

          (b) UTILIZATION FEE. On the first day of each fiscal quarter of Borrower, Borrower shall pay to Agent for the account of Lenders in accordance with their Pro Rata Shares a utilization fee of (a) if the average outstanding principal balance of the Revolving Loans during such preceding fiscal quarter is more than 50% of the Total Commitment, then 0.125% per annum of the average unused portion of the Total Commitment during the immediately preceding fiscal quarter (calculated as the average of the amount by which, at the close of business of each Business Day during such fiscal quarter, the Total Commitment exceeds the unpaid principal amount of the Revolving Loans); and (b) if the average outstanding principal balance of the Revolving Loans during such preceding fiscal quarter is less than or equal to 50% of the Total Commitment, then 0.20% per annum of the average unused portion of the Total Commitment during the immediately preceding fiscal quarter (calculated as the average of the amount by which, at the close of business of each Business Day during such fiscal quarter, the Total Commitment exceeds the unpaid principal amount of the Revolving Loans).

          (c) EXTENSION FEE. If Borrower extends the Revolving Commitment Period, Borrower shall pay Agent for the account of Lenders in accordance with their Pro Rata Share an extension fee of 0.12% of the Total Commitment on September 9, 1998, payable on or before September 9, 1998.

     SECTION 2.9 SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment in respect of the obligations under the Loan Documents (whether voluntary or involuntary, through the exercise of any right of setoff or otherwise) in excess of the amount it would have received if all payments had been made directly to

Agent and apportioned in accordance with the terms of Section 2.7(c)(iii) through 2.7(c)(vii), such Lender shall forthwith purchase from the other Lenders such participations in the Loans made by them to Borrower as may be necessary to cause such excess payment to be apportioned in accordance with the terms of
Section 2.7(c)(iii) through 2.7(c)(vii); PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, the purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered by the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.9 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation. Agent's books and records shall constitute prima facie evidence of the accuracy of the information recorded therein and any statement by Agent calculating the amount due from any Lender shall be prima facie evidence thereof absent a showing by such Lender of manifest error.

     SECTION 2.10 PREPAYMENTS. Prime Rate Loans may be repaid at any time without penalty or premium. If a LIBOR Loan is paid prior to the end of the Applicable Interest Period, a prepayment fee calculated in the manner set forth in Schedule 3 shall be assessed and paid at the time of such payment. Such fee shall be calculated by Agent, and such calculation shall be binding evidence of the amount due hereunder absent a showing by Borrower of manifest error. Such fee shall apply in all circumstances where a LIBOR Loan is paid prior to the end of the Applicable Interest Period, regardless of whether such payment is voluntary, mandatory (including, without limitation, payments required pursuant to Section 2.4(b)) or the result of Agent's or Lenders' collection efforts.

                                    ARTICLE 3

                                    SECURITY

     SECTION 3.1 INITIAL DEEDS OF TRUST. The Commitment hereunder shall constitute a continuation and increase of the Commitment under the Original Agreement and not a new commitment. Amounts now owing under this Agreement shall constitute a continuation of amounts owing under the Original Agreement and secured by the Deeds of Trust and not a replacement or satisfaction thereof and amounts hereafter advanced under this Agreement shall constitute an increase in amounts owing under the Original Agreement and secured by the Deeds of Trust. Borrower acknowledges and agrees that the term "Loan Agreement" as used in the Deeds of Trust shall mean the Original Agreement, as it may have been or may hereafter be amended from time to time (including, without limitation, as the Original Agreement has been amended and restated hereby). The priority of the lien of each of the Deeds of Trust shall be based on the original recordation date of each such Deed of Trust, including, without limitation, as each such lien secures Revolving Loans made on or after the date hereof.

     SECTION 3.2 ADDITIONS TO COLLATERAL. Borrower may, from time to time, give written notice to Agent of Borrower's intent that one or more of the Negative Pledge Properties will become Secured Properties. In connection with such notice, Borrower shall provide Agent a preliminary commitment for title insurance in the amount and of the type required by Schedule 7. Within 15 days of its receipt of such notice and preliminary commitment, Agent shall notify Borrower of the Liens that Agent requires to be removed from such preliminary commitment before such proposed Negative Pledge Property may qualify as a Secured Property; PROVIDED, HOWEVER, that Agent may not require the removal of any Lien that constitutes a Permitted Encumbrance. The proposed Negative Pledge Property shall constitute a Secured Property from and after the later of (i) the date specified in a written notice (a "Secured Property Designation Notice") from Borrower to Agent as the date upon which such proposed Negative Pledge Property shall become one of the Secured Properties; and (ii) the date that all conditions set forth on Schedule 7 shall have been satisfied with respect to such proposed Negative Pledge Property. Each Secured Property Designation Notice shall be deemed to constitute a representation and warranty by Borrower that, as of the date of and upon giving effect to such requested designation
(a) the statements set forth in Article 6 are true and correct; and (b) no Default or Event of Default has occurred and is continuing. Borrower may also, from time to time, give written notice to Agent of Borrower's intent that one or more other Development Properties or Stabilized Properties which are not Negative Pledge Properties will become Secured Properties. Agent shall be entitled to obtain such information with respect to such proposed Properties as it may deem appropriate and shall require such information as Majority Lenders may direct. In the event that Agent (with the consent of Majority Lenders) determines any such additional Property to be eligible to become a Secured Property, then Agent may require that all conditions set forth in Schedule 7 be satisfied with respect to such facility, together with such additional conditions as Agent may (with the consent of Majority Lenders) deem appropriate.

     SECTION 3.3 REMOVAL OF SECURED PROPERTIES. Borrower may, from time to time, provide written notice to Agent (a "Secured Property Release Request") requesting the removal of one or more of the Secured Properties from the lien of the Deeds of Trust. In the event that, at the time of Agent's receipt of such request and on the effective date of the release requested thereby, any amounts are owing under any of the Loan Documents (other than contingent indemnification or hold harmless obligations of which Borrower has not received notice from Agent), then Agent shall, upon receipt of such Secured Property Release Request, release from the lien of the Deeds of Trust the Secured Properties identified in such Secured Property Release Request, but only if
(i) Borrower, in accordance with Section 3.2, causes an additional Development Property or a Stabilized Property to become a Secured Property and such replacement Secured Property has a value equal to or greater than the value of the removed Secured Property (the value of the removed and replacement Secured Properties being determined by the valuation formulas for Development Properties or Stabilized Properties, as applicable); (ii) at no time between Agent's receipt of such Secured Property Release Request and the effective date of such release does any Default or Event of Default occur or exist (other than a Default or an Event of Default which will cease to exist upon giving effect to such release); and (iii) giving effect to such release would not cause a Default or an Event of Default to occur or exist. Each Secured Property Release Request shall be deemed to constitute a representation and warranty by Borrower that, as of the date of and upon giving effect to such requested release (a) the statements set forth in Article 6 are true and correct; and (b) no Default or Event of Default has occurred and is continuing.

     SECTION 3.4 ASSIGNED DEEDS OF TRUST. In the event that the Nomura Substitution is in the form of an assignment of the Nomura Note, then from and after the effective date of the assignment of the Assigned Deeds of Trust, Borrower's full and prompt payment and performance of all amounts and other obligations now or hereafter owing under the Loan Documents (other than the Environmental Agreements and the Building Law Compliance Agreements) shall be secured by the Assigned Deeds of Trust in addition to any other obligations which are purported to be secured thereby in accordance with the terms thereof.

     SECTION 3.5 RELEASE OF DEEDS OF TRUST. In the event that, on or prior to March 31, 1997, each of the conditions set forth in this Section 3.5 has been fulfilled to Agent's satisfaction (or has been waived in writing by Agent) and all such conditions continue to be so fulfilled or waived on the effective date of the release (the "Collateral Release Date"), then Agent shall release the liens of the Deeds of Trust and, if the Nomura

Substitution was in the form an assignment of the Nomura Note, the liens of the Assigned Deeds of Trust. Borrower acknowledges that Agent may not be able to release the liens of the Assigned Deeds of Trust if it has not become the beneficiary or mortgagee of record in which case Agent shall have satisfied its obligation under this Section 3.5 by signing a document releasing whatever right, title or interest Agent may have in the Assigned Deeds of Trust, and thereafter Agent agrees to cooperate with Borrower in the release of such liens. Agent's obligation to release the Deeds of Trust and any Assigned Deeds of Trust shall be subject to the fulfillment of the following conditions:

          (a) NOMURA SUBSTITUTION. The Nomura Substitution shall have occurred.

          (b) MERGER. The merger of IDS/Shurgard Income Growth Partners, L.P., IDS/Shurgard Income Growth Partners, L.P. II, and IDS/Shurgard Income Growth Partners, L.P. III into Borrower shall have occurred.

          (c) ADDITIONAL SHARES. As a result of such merger, additional shares of Borrower stock shall have been issued with a value on the closing date of such merger of not less than $60,000,000.

          (d) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing and no Default or Event of Default will exist upon giving effect to such merger and issuance of shares.

Effective immediately upon the Collateral Release Date, the Secured Property shall become Negative Pledge Property. The real property covered by the Assigned Deeds of Trust shall not, however, constitute Negative Pledge Property except to the extent it has been or is thereafter properly designated as such pursuant to Section 4.1.

                                    ARTICLE 4

                           NEGATIVE PLEDGE PROPERTIES

     SECTION 4.1 ADDITIONS TO NEGATIVE PLEDGE PROPERTIES. Borrower may, from time to time, give written notice (a "Negative Pledge Designation Notice") to Agent of Borrower's intent that one or more additional Development Properties or Stabilized Properties will become Negative Pledge Properties. Each such proposed Property shall constitute an additional Negative Pledge Property from and after the effective date of such addition designated in the related Negative Pledge Designation Notice. Each Negative Pledge Designation Notice shall constitute a representation and warranty by Borrower that, as of the date of such notice and as of the effective date designated in such notice, no Default or Event of Default has occurred and is continuing. Upon such Property becoming a Negative Pledge Property and without any further action by any party, such Property shall immediately become part of the "Property" covered by (and as that term is defined in) the New Environmental Agreement and the New Building Law Compliance Agreement. Borrower shall, if so requested by Agent, execute a separate Environmental Agreement and/or Building Law Compliance Agreement as further evidence of such coverage, but Agent's failure to request or Borrower's failure to execute such separate agreements shall not in any way impair the automatic coverage of such Property by the existing agreements in accordance with the immediately preceding sentence.

     SECTION 4.2 REMOVAL OF NEGATIVE PLEDGE PROPERTIES. Agent shall, from time to time upon Borrower's written request therefor (a "Negative Pledge Removal Request"), remove one or more of the Negative Pledge Properties from their status as Negative Pledge Properties provided that (a) at no time between Agent's receipt of such Negative Pledge Removal Request and the effective date of such removal does a Default or Event of Default occur or exist (other than a Default or an Event of Default which will cease to exist upon giving effect to such removal); (b) the outstanding principal amount of the Loan does not then exceed the Available Amount and giving effect to such removal would not cause the outstanding principal amount of the Loan to exceed the Available Amount; and
(c) (i) the purpose for the removal of such Negative Pledge Property is the sale of all or a portion thereof and such Property is in fact sold in an arm's length transaction at a price determined to be adequate in the reasonable business judgment of the Borrower, (ii) for reasons beyond Borrower's control, the Property becomes subject to Liens (other than Permitted Encumbrances) and therefore fails to qualify as an Applicable Property, (iii) to the extent the inclusion of such Property within the Applicable Property causes a breach under any provision of the Environmental Agreements or the Building Law Compliance Agreements, (iv) the Property is one of a maximum of two properties per year not subject to either (i), (ii) or (iii) above, or (v) Borrower has received prior written consent from Agent. Each Negative Pledge Removal Request shall constitute a representation and warranty by Borrower that, as of the date of and upon giving effect to such request, no Default or Event of Default has occurred and is continuing.

                                    ARTICLE 5

                               CONDITIONS TO LOANS

     SECTION 5.1 CONDITIONS TO INITIAL REVOLVING LOAN. In addition to the conditions set forth in Section 5.2, the obligation of each Lender to make the initial Revolving Loan on or after the date of this Agreement, and the obligation of Agent on or after the date of this Agreement to disburse the proceeds of such Revolving Loan, are subject to fulfillment of the following conditions precedent prior to the initial Revolving Loan:

          (a) NEW LOAN DOCUMENTS. The New Loan Documents shall have each been duly executed and delivered by the respective parties thereto.

          (b) CORPORATE CERTIFICATES. Agent shall have received all of the following, each reasonably satisfactory to it in form and substance:

               (i) The Articles of Incorporation, the Limited Liability Agreement or other foundational documents of Borrower and each of the Initial Guarantors certified as of a recent date by the Secretary of State of Borrower's or such Guarantors' state of incorporation or formation, as the case may be;

              (ii) The Bylaws of Borrower and each of the Initial Guarantors certified by an authorized officer of Borrower or such Guarantor, as the case may be;

             (iii) Certified copies of the resolutions adopted by the board of directors of Borrower authorizing the execution, delivery and performance of the New Loan Documents to which Borrower is a party; and certified copies of the resolutions adopted by the boards of directors or other applicable management bodies of each of the Initial Guarantors authorizing the execution, delivery and performance of the Initial Guaranties and the Contribution Agreement.

              (iv) An incumbency certificate describing the office and identifying the specimen signatures of the individuals authorized to sign the New Loan Documents on behalf of Borrower or the Initial Guarantors, as the case may be; and

               (v) A Certificate of Good Standing dated as of a recent date issued by the Secretary of State of the State of Delaware in respect of Borrower and a Certificate of Good Standing dated as of a recent date issued by the Secretary of State of the state of incorporation or formation of each Initial Guarantor in respect of such Guarantor.

          (c) LEGAL OPINION. Agent shall have received the legal opinion of the law firm of Perkins Coie, as counsel to Borrower addressed to Agent and Lenders in substantially the form of Exhibit E hereto.

          (d) CERTIFICATE. Agent shall have received an Officer's Certificate from Borrower as to the accuracy of Borrower's representations and warranties set forth in Article 6 and as to the absence of any Default or Event of Default.

          (e) FEES AND EXPENSES. Agent shall have received from Borrower all amounts due under this Agreement on or prior to the date of such initial Revolving Loan, including, without limitation, the commitment fee owing under
Section 2.8(a) and, if requested by Agent, legal fees and expenses as specified in Section 7.10.

          (f) INSURANCE. Agent shall have received evidence reasonably satisfactory to it that all insurance required by Section 7.7 of this Agreement or by any of the Initial Deeds of Trust is in full force and effect.

     SECTION 5.2 CONDITIONS TO ALL LOANS. The obligation of each Lender to make any Revolving Loan (including the initial Revolving Loan) on or after the date of this Agreement, and the obligation of Agent on or after the date of this Agreement to disburse Loan proceeds, are subject to fulfillment of the following conditions precedent:

          (a) PRIOR CONDITIONS. All of the conditions set forth in Section 5.1 shall have been satisfied.

          (b) NOTICE OF BORROWING. Agent shall have received the Notice of Borrowing in respect of such Loan.

          (c) NO DEFAULT. At the date of such Revolving Loan, no Default or Event of Default shall have occurred and be continuing or will have occurred as the result of the making of such Revolving Loan; and the representations and warranties of Borrower in Article 6 shall be true on and as of such date with the same force and effect as if made on and as of such date.

          (d) OTHER INFORMATION. Agent and each Lender shall have received such other statements, opinions, certificates, documents and information as it may reasonably request in order to satisfy itself that the conditions set forth in this Section 5.2 have been fulfilled.

     SECTION 5.3 CONDITIONS TO NOMURA SUBSTITUTION BY NOTE PURCHASE. The obligation of each Lender to purchase its Pro Rata Share of the Nomura Note is subject to the fulfillment of all conditions set forth in Section 5.1 and 5.2 and, in addition, to fulfillment of the following conditions precedent:

          (a) ENDORSEMENT OF NOMURA NOTE. Nomura shall have duly endorsed and delivered the Nomura Note to Agent together with such assignment document as Agent may reasonably require to evidence Nomura's full and outright assignment to Lenders of all Nomura's right, title and interest thereunder and under the Assigned Deeds of Trust;

          (b) CONSENT TO ASSIGNMENT. Agent shall have received a document duly executed by Borrower and SSC Acquisitions, in form and substance satisfactory to Agent, under which Borrower and SSC Acquisitions acknowledge that neither Agent nor any of the Lenders assumes any obligations or liabilities under or relating to the Nomura Note or any obligations owing thereunder or any documents relating thereto. Such consent shall also contain Borrower's and SSC Acquisition's agreement that amounts paid by Lenders to purchase the Nomura Note constitute, for all purposes, a Revolving Loan under this Agreement, that Borrower assumes all of the obligations of SSC Acquisitions under the Nomura Note (with
SSC Acquisitions also remaining primarily liable therefor), and that the Nomura
Note is intended to constitute additional evidence of Borrower's obligation to repay such Revolving Loan. Such consent shall not affect Agent's obligation under Section 3.5 to release or cooperate in the release of the Assigned Deeds of Trust.

     SECTION 5.4 CONDITIONS TO EXTENSION OF REVOLVING COMMITMENT PERIOD. Borrower's right to extend the Revolving Commitment Period and the Revolving Loan Maturity Date pursuant to Section 2.1(d), is subject to the fulfillment of the following conditions precedent:

          (a) REQUEST FOR EXTENSION. No more than 90 days prior to the end of the then-effective Revolving Commitment Period and no later than 45 days prior to such date, Agent shall have received a written request for such extension signed by an authorized representative of Borrower.

          (b) NO DEFAULT. On the date of such request of extension and on the final day of the then-effective Revolving Commitment Period, no Default or Event of Default shall have occurred and be continuing; and the representations and warranties of Borrower in Article 6 shall be true on and as of such date with the same force and effect as if made on and as of such date.

          (c) Borrower and Agent shall have agreed on an appropriate capitalization rate to be used in the calculation of the Stabilized Asset Value and the Unencumbered Stabilized Asset Value.

                                    ARTICLE 6

                         REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants to Agent and Lenders as follows:

     SECTION 6.1 EXISTENCE AND POWER. Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in each and every state where it owns any of the Applicable Properties. Each of the Initial Guarantors is organized in the form stated on Schedule 5 and is validly existing and in good standing under the laws of the state of its formation as indicated therein and is qualified to do business in every state where it owns any of the Applicable Properties. Borrower and each Guarantor is also duly qualified to do business in each other jurisdiction where the nature of its activities or the ownership of its properties requires such qualification except where the failure to be qualified would not have a Material Adverse Effect. Borrower has full corporate power, authority and legal right to carry on its business as presently conducted, to own and operate its properties and assets and to execute, deliver and perform each of the Loan Documents.

     SECTION 6.2 AUTHORIZATION. The execution, delivery and performance by Borrower of the Loan Documents and any borrowing hereunder, have been duly authorized by all necessary corporate action of Borrower, and do not require any shareholder approval or the approval or consent of any trustee or the holders of any Indebtedness of Borrower except such as have been obtained (certified copies thereof having been delivered to Agent), do not contravene any law, regulation, rule or order binding on it or its Articles of Incorporation or Bylaws and do not contravene the provisions of or constitute a default under any indenture, mortgage, contract or other agreement or instrument to which Borrower is a party or by which Borrower, or any of its properties, may be bound or affected. The execution, delivery and performance by each Guarantor of the Contribution Agreement and the Guaranty to which it is a party have been duly authorized by any necessary corporate, partnership or company action of such Guarantor, and do not require any shareholder, partner or member approval or the approval or consent of any trustee or the holders of any Indebtedness of such Guarantor except such as have been obtained (certified copies thereof having been delivered to Agent), do not contravene any law, regulation, rule or order binding on such Guarantor or its organizational documents and do not contravene the provisions of or constitute a default under any indenture, mortgage, contract or other agreement or instrument to which such Guarantor is a party or by which such Guarantor, or any of its properties, may be bound or affected.

     SECTION 6.3 GOVERNMENT APPROVALS, ETC. No Government Approval or filing or registration with any Governmental Authority is required for the making and performance by Borrower or any Guarantor of the Loan Documents or in connection with any of the transactions contemplated hereby or thereby, except such as have been heretofore obtained and are in full force and effect (certified copies thereof having been delivered to Agent).

     SECTION 6.4 BINDING OBLIGATIONS, ETC. The Initial Loan Documents to which Borrower is a party have been duly executed and delivered by Borrower and constitute, and the other Loan Documents to which Borrower is a party when duly executed and delivered by Borrower will constitute, the legal, valid and binding obligations of Borrower enforceable against it in accordance with the terms thereof; the Initial Guaranties and the Contribution Agreement have been duly executed and delivered by the Initial Guarantors and constitute, and any other Guaranties and the Contribution Agreement when duly executed and delivered by any other Guarantors will constitute, the legal, valid and binding obligations of such Guarantors enforceable against them in accordance with the terms thereof, in each case, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws of general application relating to or affecting the rights and remedies of creditors and by general equitable principles, regardless of whether enforcement is sought in equity or at law.

     SECTION 6.5 LITIGATION. There are no actions, proceedings, investigations, or claims against or affecting Borrower or any Guarantor now pending before any court, arbitrator or Governmental Authority (nor to the knowledge of Borrower has any thereof been threatened nor does any basis exist therefor) which might reasonably be determined adversely to Borrower or such Guarantor and which, if determined adversely, would have a Material Adverse Effect, except as described on Schedule 4 hereto.

     SECTION 6.6 FINANCIAL CONDITION. The consolidated balance sheet of Borrower and its Consolidated Subsidiaries as of June 30, 1996, copies of which have been furnished to Agent, fairly present the consolidated financial condition of Borrower and its Consolidated Subsidiaries at such date, all in conformity with generally accepted accounting principles. In all material respects, the consolidated financial statements of Borrower and its Consolidated Subsidiaries as of June 30, 1996, copies of which have been furnished to Agent, fairly present the consolidated financial condition of Borrower and its Consolidated Subsidiaries as of such date. Since June 30, 1996, there has been no material adverse change in the financial condition or operations of Borrower or its Consolidated Subsidiaries that is not reflected in the June 30, 1996 financial statements and, since June 30, 1996, there has been no material adverse change in the financial condition or operations of Borrower and its Consolidated Subsidiaries, taken as a whole.

     SECTION 6.7 TAXES. Borrower and each Relevant Subsidiary has filed all material tax returns and reports required of it, has paid all Taxes which are shown to be due and payable on such returns and reports, and has provided adequate reserves for payment of any Tax whose payment is being contested. The charges, accruals and reserves on the books of Borrower or any Relevant Subsidiary in respect of Taxes for all fiscal periods to date are accurate and to the best of Borrower's knowledge after due investigation there are no questions or disputes between Borrower or any Relevant Subsidiary and any Governmental Authority with respect to any Taxes except as disclosed in the balance sheet referred to in Section 6.6 or otherwise disclosed to Agent in writing prior to the date of this Agreement.

     SECTION 6.8 LAWS, ORDERS; OTHER AGREEMENTS. Other than where failure to so conduct, use, or comply would not have a Material Adverse Effect (i) the business and operations of Borrower and the Relevant Subsidiaries have been and are being conducted in substantial compliance with all applicable laws, rules and regulations including but not limited to those relating to the environment; and (ii) all properties of Borrower and each of the Relevant Subsidiaries and the use thereof by Borrower and each of the Relevant Subsidiaries comply in all material respects with applicable zoning and use restrictions. Neither Borrower nor any of the Relevant Subsidiaries is in material breach of or default under any material agreement to which it is a party or which is binding on it or any of its assets.

     SECTION 6.9 FEDERAL RESERVE REGULATIONS. Borrower is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Federal Reserve Regulation U), and no part of the proceeds of the Loan will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any other purpose that violates the applicable provisions of any Federal Reserve Regulation. Borrower will furnish to Agent on request a statement conforming with the requirements of Regulation U.

     SECTION 6.10 ERISA.

          (a) The present value of all benefits vested under all Pension Plans, if any, did not, as of the most recent valuation date of any such Pension Plans, exceed the value of the assets of any such Pension Plans allocable to such vested benefits by an amount which would represent a potential liability of Borrower or any Relevant Subsidiaries in excess of $1,000,000 or affect the ability of Borrower or any Guarantor to perform any Loan Document.

          (b) No Plan, if any, or trust created thereunder, or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975(c)(1) of the Code) which could subject Borrower or any Relevant Subsidiary to any tax or penalty in excess of $1,000,000 on prohibited transactions imposed by Section 502 of ERISA or Section 4975 of the Code.

          (c) No Plan, if any, or trust created thereunder has been terminated, the termination of which had a Material Adverse Effect, and there have been no "reportable events" as that term is defined in Section 4043 of ERISA (which are required to be reported) since the effective date of ERISA.

          (d) No Plan, if any, or trust created thereunder has incurred any "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA) whether or not waived, since the effective date of ERISA.

          (e) The required allocations and contributions to any Pension Plans will not violate Section 415 of the Code in any material respect.

          (f) Neither Borrower nor any Relevant Subsidiary participates in any multi-employer plan (as defined in Section 4001(a)(3) of ERISA).

     SECTION 6.11 SUBSIDIARIES. Schedule 5 to this Agreement sets forth as of the date of this Agreement the authorized capitalization of each Guarantor, Potential Guarantor and Immaterial Subsidiary, the number of shares of each class of capital stock issued and outstanding of each such Subsidiary, and the number and percentage of outstanding shares of each such class of capital stock owned by Borrower or by any such Subsidiary. The outstanding shares of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable. Borrower and each such Subsidiary own beneficially and of record and have good title to all the shares each is listed as owning on Schedule 5. The Quarterly Compliance Certificate most recently provided to Agent identifies all Consolidated Subsidiaries and all Unconsolidated Subsidiaries whose revenues or properties are included in the calculation of the Available Amount or Borrower's compliance with any of the financial covenants identified therein and such Compliance certificate accurately calculates and identifies the components of Borrower's Pro Rata Share.

     SECTION 6.12 LIEN CREATION AND PRIORITY; NO ENCUMBRANCES. (a) Each Property that Borrower has identified as an Applicable Property qualifies as either a Development Property or a Stabilized Property; (b) all liens created or purported to be created by any of the Deeds of Trust constitute valid, enforceable and perfected liens on all of the Property on which any of the Deeds of Trust purport to create a lien; (c) all of the Property that then constitutes Secured Property or Negative Pledge Property is free and clear of any other Liens other than Permitted Encumbrances; and (d) no Applicable Property is subject to or affected by any contract or other undertaking (whether contingent or unconditional) providing for the attachment of any Liens other than Permitted Encumbrances to such Property.

     SECTION 6.13 INVESTMENT COMPANY; OTHER REGULATIONS. Neither Borrower nor any Guarantor or Potential Guarantor is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act. Neither Borrower nor any such Guarantor or Potential Guarantor is subject to regulation by any federal or state statute or regulation (other than margin regulations) which limits its ability to incur indebtedness. Neither Borrower nor any Guarantor or Potential Guarantor is subject to any federal or state law or regulation limiting its ability to issue and perform its obligations under the Notes and any other Loan Documents.

     SECTION 6.14 DELINQUENT PROPERTY LIENS. To the best of Borrower's knowledge, there is no delinquent tax, sewer, rent, water charge, assessment, or other outstanding charge against any of the Secured Properties or Negative Pledge Properties, or any part thereof, and there are no mechanics' or similar Liens, or to Borrower's knowledge, significant, valid, undisputed claims for overdue payment for work performed, labor or material affecting any of the Secured Properties or Negative Pledge Properties which are or could become Liens prior to, or equal with, the lien of the applicable Deed of Trust and there are no mechanics' or similar Liens (other than Permitted Encumbrances) affecting any of the Secured Properties or Negative Pledge Properties which have not been insured or indorsed over by title policies.

     SECTION 6.15 IMPROVEMENTS. Except as disclosed in any title policies, reports, preliminary commitments, surveys, appraisals or other documents available for inspection by Agent pursuant to Section 7.3, to the best of Borrower's knowledge, all buildings, structures and other improvements located on any of the Secured Properties or Negative Pledge Properties lie wholly within the boundary and building restriction lines of such Properties and no buildings, structures or other improvements on adjoining property encroach upon any of the Secured Properties or Negative Pledge Properties in any respect so as to materially and adversely affect the market value of such Property.

     SECTION 6.16 CASUALTY; CONDEMNATION. To the best of Borrower's knowledge, each of the Secured Properties and Negative Pledge Properties is free of material damage and waste, and there is no proceeding pending or, to the best of Borrower's knowledge, threatened, for the total or partial condemnation or taking by


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

eminent domain of any of the Secured Properties or any of the Negative Pledge Properties.

     SECTION 6.17 ASSESSMENTS. Borrower has not received any notice of actual or pending special assessments or reassessments of any of the Secured Properties or any of the Negative Pledge Properties which, taken together, would have a Material Adverse Effect other than such assessments or reassessments as have been disclosed to Agent in writing.

     SECTION 6.18 RIGHTS OF OTHERS TO PURCHASE PROPERTY. No Applicable Property is subject to or affected by any contracts for the sale thereof, or by any rights of first refusal or options to purchase such Property, unless such contract, right of first refusal or option is entered into in anticipation of such Property being removed from the Secured Properties pursuant to Section 3.3 or from the Negative Pledge Properties pursuant to Section 4.2 and Borrower provides Agent with written notice of such contract, right of first refusal or option before the closing of such transaction.

     SECTION 6.19 REPRESENTATIONS AS A WHOLE. This Agreement, the other Loan Documents, the financial statements referred to in Section 6.6, and all other instruments, documents, certificates and statements furnished to Agent or any Lender by Borrower or any Consolidated Subsidiary, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. Without limiting the foregoing, each of the representations and warranties made by Borrower or any Guarantor in the other Loan Documents is true and correct on and as of the date when made, on and as of the date hereof, and on and as of each date this representation is deemed made hereunder with the same force and effect as if made on and as of such dates.

                                    ARTICLE 7

                              AFFIRMATIVE COVENANTS

     So long as Agent or any Lender shall have any commitment to lend hereunder and until payment in full of the Loan and performance of all other obligations of Borrower under this Agreement and the other Loan Documents, Borrower agrees to do all of the following unless Agent (with the approval of Majority Lenders) shall otherwise consent in writing.

     SECTION 7.1 USE OF PROCEEDS FROM LOANS. The proceeds of the Loan may be used only for predevelopment costs, development costs, acquisition of mini-storage facilities, capital expenditures, costs of buildouts or working capital (in each case, incurred or expended in connection with a business activity permitted under Section 8.4 hereof, including any permitted ancillary business activity), equity investments, dividends, and expenses related to closing and administering the Loan, repayment of Indebtedness of Borrower or any Guarantor or any Potential Guarantor (if, concurrently with the payment of such Indebtedness, such Potential Guarantor becomes a Guarantor) or scheduled amortization payments on Debt.

     SECTION 7.2 PRESERVATION OF CORPORATE EXISTENCE, ETC. Borrower will, and will cause each Relevant Subsidiary to, preserve and maintain its corporate existence and all material rights, franchises and privileges in the jurisdiction of its incorporation and will, and will cause each Relevant Subsidiary to, qualify and remain qualified as a foreign corporation in each jurisdiction where qualification is necessary or advisable in view of its business and operations or the ownership of its properties; provided, however, that Borrower may, or permit any Relevant Subsidiary to, change the state of its incorporation, but only if, prior to doing so, Borrower has provided to Agent a legal opinion in form and substance satisfactory, and from legal counsel acceptable, to Agent to the effect that such reincorporation shall have no adverse legal effect on any of Agent's or any Lender's rights or remedies under any of the Loan Documents, together with such other evidence as Agent may reasonably require relating to the effect of any such reincorporation. Borrower shall cause each Relevant Subsidiary


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

to observe all material corporate formalities applicable to such Subsidiary.

     SECTION 7.3 VISITATION RIGHTS. At any reasonable time, and from time to time during usual business hours on usual business days, upon reasonable prior notice, Borrower will permit Agent and Lenders to examine and make copies of and abstracts from the records and books of account of and to visit the properties of Borrower and the Relevant Subsidiaries, to review all environmental and other reports relating to such properties and to discuss the affairs, finances and accounts of Borrower and the Relevant Subsidiaries with any of their respective employees, officers or directors.

     SECTION 7.4 KEEPING OF BOOKS AND RECORDS. Borrower will, and will cause each of the Relevant Subsidiaries to, keep adequate records and books of account in which complete entries will be made, reflecting all financial transactions of Borrower and each of the Relevant Subsidiaries.

     SECTION 7.5 MAINTENANCE OF PROPERTY, ETC. Borrower will, and will cause each of the Relevant Subsidiaries to, maintain and preserve in good working order and condition, ordinary wear and tear excepted, all of the Applicable Properties and Applicable Collateral and all of its other properties which are necessary in the ordinary course of business.

     SECTION 7.6 COMPLIANCE WITH LAWS, ETC. Borrower will, and will cause each of the Relevant Subsidiaries and each of the Applicable Properties to, comply in all material respects with all laws, regulations, rules, and orders of Governmental Authorities applicable to Borrower or to any of the Relevant Subsidiaries or to the operations or property of any of them or to any of the Applicable Properties, unless the validity of such law, regulation, rule or order is being contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof or unless failure to comply with such law, regulation, rule or order would not, taken together with all such other noncompliance by Borrower, have a Material Adverse Effect.

     SECTION 7.7 INSURANCE. Borrower will, and will cause each of the Relevant Subsidiaries to, keep in force upon all of its properties and operations policies of insurance carried with responsible companies in such amounts and covering all such risks as shall be customary in the industry in accordance with prevailing market conditions and availability. Borrower will on request furnish to Agent certificates of insurance evidencing such coverage. Without limiting the generality of the foregoing, Borrower shall also comply with the following requirements:

          (a) PROPERTY INSURANCE. Borrower will keep the Property insured as follows:

               (i) against property damage or loss by such risks as are covered by an "all risk" replacement cost policy including earthquake if available at a commercially reasonable cost in an amount not less than the Full Insurable Value of the improvements and personal property, with a deductible or self-insured retention amount not to exceed a reasonable amount;

              (ii) business interruption/rent loss insurance in an amount equal to six months proforma stabilized rent for all perils for the Property;

             (iii) against any damage or loss by flood if the Property is located in an area identified by the Secretary of Housing and Urban Development or any successor thereof as an area within a 100 year flood plain or having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, modified, supplemented or replaced from time to time, as may be available under such Acts;

              (iv)  against damage or loss from (i) sprinkler system leakage and
     (ii) boilers, boiler tanks, heating and air conditioning equipment, pressure vessels, auxiliary piping and similar apparatus, if applicable;

               (v) during the period of any construction or replacement of improvements to the Property, for losses insured under an "all risk" replacement cost completed value builder's risk coverage form of insurance policy. The policy providing such coverage shall contain the "permission to occupy upon completion of work or occupancy" provision; and

               (vi) each insurance policy shall bear a Lenders' loss payable endorsement to the extent of Lenders' interest in the insurance proceeds payable under the policy.

          (b)  LIABILITY INSURANCE.  Borrower shall procure and maintain:

               (i) commercial general liability insurance covering Borrower, Agent and Lenders against claims for bodily injury or death or property damage occurring in, upon or about the Property or resulting from or involving the Property, in standard form, which insurance shall include blanket contractual liability coverage (but such coverage or the amount thereof shall in no way limit the indemnification set forth in Section 7.19); and

              (ii) during the period of any construction, restoration or replacement of improvements to the Property, Borrower shall insure against loss from damage or injury caused by such construction, restoration or replacement with additional coverage by obtaining (1) commercial public liability insurance (including coverage for elevators and escalators, if any) on an "occurrence and in the aggregate basis," for personal injury claims, including, without limitation, bodily injury, death or property damage occurring in, upon, or about the improvements being constructed, restored or replaced, such insurance to afford immediate minimum protection with a commercially reasonable limit with respect to personal injury or death to any one or more persons or damage to property; and (2) worker's compensation insurance (including employer's liability insurance if requested by Agent) for all employees of Borrower engaged in construction on or with respect to the Property and improvements to the Property in such amounts as are established by law or otherwise are reasonable under the circumstances.

          (c) TITLE INSURANCE. Borrower shall maintain one or more owner's title insurance policies with an aggregate coverage amount of not less than $425,000,000 insuring Borrower's or each Consolidated Subsidiary's fee simple interest, as the case may be, (or in the case of the Secured Properties located in Solana Beach, California, and Hillcroft, Texas, or any other Applicable Property that is subject to a Qualifying Lease, Borrower's sole


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

ownership of the leasehold interest) in all of their real property, including, without limitation, all Secured Properties and all Negative Pledge Properties.

          (d)  CERTAIN TERMS OF POLICY.  All insurance required under this
Section 7.7 shall provide that the same shall not be cancelled, amended or materially altered (including by reduction in the scope or limits of coverage) without at least forty-five (45) days' prior written notice to the Lender. The policies required under Section 7.7(a) shall contain a minimum of 80% of value coinsurance clause or a "stipulated value" or "agreed amount" provision.

          (e) EVIDENCE OF PAYMENT. Borrower will deliver to Agent receipts evidencing payment of all premiums thereon. Upon renewal of any of the insurance policies required by this Section 7.7, Borrower shall, upon Agent's request therefor, cause to be provided to Agent a copy of such renewal policy or, at Agent's option, a certificate of renewal for such policy.

          (f) APPROVAL NOT WARRANTY. No approval by Agent or any Lender of any insurer shall be construed to be a representation, certification or warranty of its solvency and no approval by Agent or any Lender as to the amount, type or form of any insurance shall be construed to be a representation, certification or warranty of its sufficiency.

     SECTION 7.8  FINANCIAL INFORMATION.  Borrower will deliver to Agent:

          (a) ANNUAL AUDITED FINANCIAL STATEMENTS. As soon as available and in any event within 120 days after the end of each fiscal year of Borrower, the consolidated financial statements of Borrower and the Consolidated Subsidiaries as of the end of such fiscal year, accompanied by the audit report thereon by independent certified public accountants selected by Borrower and reasonably satisfactory to Agent (which reports shall be prepared in accordance with generally accepted accounting principles and shall not be qualified by reason of restricted or limited examination of any material portion of the records of Borrower or the Consolidated Subsidiaries and shall contain no disclaimer of opinion or adverse opinion).

          (b) QUARTERLY UNAUDITED FINANCIAL STATEMENTS. As soon as available and in any event within 45 days after the end of each fiscal quarter, the unaudited consolidated financial statements of Borrower and the Consolidated Subsidiaries as of the end of such fiscal quarter (including the fiscal year to the end of such quarter) and operating statements for each of the Applicable Properties, accompanied by an Officer's Certificate of Borrower certifying that such unaudited financial and operating statements have been prepared in conformity with generally accepted accounting principles and, in all material respects, present fairly the consolidated financial position and the results of operations of Borrower and the Subsidiaries and of the Applicable Properties as at the end of and for such quarter and identifying any material adverse changes that have occurred since the fiscal year-end report referred to in clause (a) in the consolidated financial condition or operations of Borrower and the Subsidiaries as shown on the financial statements as of said date.

          (c) QUARTERLY COMPLIANCE CERTIFICATES. Within 45 days after the end of Borrower's fiscal quarter, an Officer's Certificate in the form agreed to by Borrower and Agent prior to the execution and delivery of this Agreement with such subsequent modifications as may be mutually agreed to by Borrower and Agent (the "Quarterly Compliance Certificate") from Borrower to the effect that as of the close of such fiscal quarter no Event of Default or Default had occurred and was continuing and demonstrating through appropriate calculations that Borrower was in compliance with the covenants in Sections 7.11, 7.12, 7.13, 7.14, 7.15, and 8.7 hereof (to extent tested on a quarterly basis) and setting forth the calculation of the Available Amount during the Applicable Measurement Period beginning on the date such Quarterly Compliance Certificate is submitted to Agent.

          (d) ANNUAL BUDGET. On or before March 1 of each year an annual cash flow income statement budget for such year prepared by Borrower.

          (e) OTHER. All other statements, reports and other information as Agent or any Lender may reasonably request concerning the financial condition and business affairs of Borrower or any Consolidated Subsidiary or one or more of the Applicable Properties, including, without limitation, property


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

budgets and operating statements for the current and immediately preceding fiscal years.

     SECTION 7.9 NOTIFICATION. Promptly after learning thereof, Borrower shall notify Agent of (a) any action, proceeding, investigation or claim against or affecting Borrower or any of the Consolidated Subsidiaries instituted before any court, arbitrator or Governmental Authority or, to Borrower's knowledge, threatened to be instituted, which, if determined adversely to Borrower or any Consolidated Subsidiary, would have a Material Adverse Effect, or to result in a judgment or order against Borrower or any of the Consolidated Subsidiaries for more than $1,000,000 (in excess of coverage) or, when combined with all other pending or threatened claims against Borrower or any of the Consolidated Subsidiaries, more than $1,000,000 (in excess of insurance coverage); (b) any substantial dispute between Borrower or any of the Consolidated Subsidiaries and any Governmental Authority; (c) any labor controversy which has resulted in or, to Borrower's knowledge, threatens to result in a strike which would materially affect the business operations of Borrower or any of the Consolidated Subsidiaries, taken as a whole; (d) if Borrower or any of the Consolidated Subsidiaries or any member of a Controlled Group gives or is required to give notice to the PBGC of any "reportable event" (as defined in subsections (b)(1), (2), (5) or (6) of Section 4043 of ERISA) with respect to any Plan (or the Internal Revenue Service gives notice to the PBGC of any "reportable event" as defined in subsection (c)(2) of Section 4043 of ERISA and Borrower obtains knowledge thereof) which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; and
(e) the occurrence of any Event of Default or Default. In the case of the occurrence of an Event of Default or Default, Borrower will deliver to Agent an Officer's Certificate specifying the nature thereof, the period of existence thereof, and what action Borrower or the affected Consolidated Subsidiary proposes to take with respect thereto. In addition, Borrower shall provide Agent with at least 30 days prior written notice of any material acquisitions, mergers, or asset purchases which notice shall be, upon Agent's request, accompanied by an Officer's Certificate certifying that, after giving effect to such proposed acquisition, merger or asset purchase, no Default or Event of Default shall exist.

     SECTION 7.10 ADDITIONAL PAYMENTS; ADDITIONAL ACTS. From time to time, Borrower will pay the following amounts and take the following actions.

          (a) TAXES ON OR EXPENSES INCURRED IN PREPARATION OF LOAN DOCUMENTS. Borrower will pay or reimburse Agent and Lenders on request for all Taxes (other than Taxes imposed on the net income or gross revenues of Agent or Lenders) imposed on any Loan Document or payment and for all expenses, including legal fees including allocated costs of in-house counsel incurred by Agent in connection with the preparation of the Loan Documents or the making of the Loan.

          (b) EXPENSES OF ADMINISTERING LOAN. Borrower will pay or reimburse Agent for all out-of-pocket expenses reasonably incurred by Agent in connection with administration of the Loan, including the costs of any site visits deemed necessary by Agent (provided, however, that Borrower shall not be obligated to reimburse Agent for any such expenses in excess of $15,000 for either of the twelve (12) month periods of the Commitment Period except that such limit shall not apply to any expenses or costs incurred after the occurrence and during the continuation of an Event of Default).

          (c) EXPENSES IN CHANGING CLASSIFICATION OF PROPERTY. Borrower will pay or reimburse Agent for all out-of-pocket expenses reasonably incurred by Agent in connection with the designation of any Property as a Negative Pledge Property (which expenses may include legal fees including allocated costs of in-house counsel).

          (d) EXPENSES OF ENFORCEMENT. Borrower will pay or reimburse Agent and any Lender for all reasonable expenses, including legal fees including allocated costs for in-house counsel, incurred by Agent or any Lender in connection with the enforcement by judicial proceedings or arbitration or other alternative dispute resolution proceeding or otherwise of any of the rights of Agent or any Lender under the Loan Documents following a Default or an Event of Default (including, without limitation, any reasonable legal fees or expenses incurred by Agent or any Lender in connection with enforcing or protecting the rights of Agent or such Lender in any bankruptcy or insolvency proceeding).


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          (e)  EVIDENCE OF GOVERNMENT APPROVALS.  Borrower will, if requested by
Agent, obtain and promptly furnish to Agent evidence of all such Government Approvals as may be required to enable Borrower to comply with its obligations under the Loan Documents.

          (f) ADDITIONAL INSTRUMENTS AND ACTS. Borrower will execute and deliver all such instruments and perform all such other acts as Agent may reasonably request to carry out the transactions contemplated by the Loan Documents.

     SECTION 7.11 NET WORTH. Borrower shall, at all times during each Applicable Measurement Period, maintain a net worth of not less than $418,870,000, plus (a) 90% of the net cash proceeds received by Borrower from the sale of any of its equity securities after June 30, 1996 through the end of the full fiscal quarter immediately preceding the first day of such Applicable Measurement Period; plus (b) 90% of the market value of any equity securities of Borrower issued in exchange for contributed properties after June 30, 1996 through the end of such fiscal quarter; minus (c) the amount, if any, by which dividends paid by Borrower after June 30, 1996 through the end of such fiscal quarter exceeded net income of Borrower and the Consolidated Subsidiaries during such period.

     SECTION 7.12 RATIO OF TOTAL INDEBTEDNESS TO GROSS ASSET VALUE. Borrower shall, at all times during each Applicable Measurement Period, cause the ratio of the Total Indebtedness to Gross Asset Value to be less than or equal to .55 to 1, in each case, calculated with respect to the full fiscal quarter immediately preceding the first day of such Applicable Measurement Period. As used in this Section, "Total Indebtedness" means, with respect to any fiscal quarter, the sum of (a) all Indebtedness of Borrower and the Consolidated Subsidiaries as of the end of such fiscal quarter; plus (b) Borrower's Pro Rata Share of the Indebtedness of each of the Unconsolidated Subsidiaries as of the end of such fiscal quarter.

     SECTION 7.13 RATIO OF SECURED DEBT TO GROSS ASSET VALUE. Borrower shall, at all times during each Applicable Measurement Period, maintain a ratio of Secured Debt to Gross Asset Value of not more than .30 to 1, in each case, calculated with respect to


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the full fiscal quarter immediately preceding the first day of such Applicable
Measurement Period.

     SECTION 7.14 CASH FLOW COVERAGE. Borrower shall, at all times during each Applicable Measurement Period, maintain a ratio of EBIDA to Interest Expense of not less than 2.25 to 1, in each case, as calculated with respect to the full fiscal quarter immediately preceding the first day of such Applicable Measurement Period. As used in this Section, "EBIDA" means net income, plus interest expense, depreciation and amortization expense of Borrower and its Consolidated Subsidiaries, calculated in accordance with generally accepted accounting principles, plus (without redundancy) Borrower's Pro Rata Share of the net income, plus interest expense, depreciation and amortization expense of the Unconsolidated Subsidiaries (other than any Unconsolidated Subsidiary that is now or hereafter becomes subject, voluntarily or involuntarily, to any bankruptcy or other insolvency proceeding), but excluding in each case extraordinary gains (extraordinary losses) from asset sales, write-offs or forgiveness of debt.

     SECTION 7.15 UNSECURED INTEREST EXPENSE COVERAGE. Borrower shall, at all times during each Applicable Measurement Period, maintain a ratio of Unencumbered Stabilized NOI to Unsecured Interest Expense of not less than 2.0 to 1, in each case, as calculated with respect to the full fiscal quarter immediately preceding the first day of such Applicable Measurement Period.
As used in this Section, "Unsecured Interest Expense" means Interest Expense incurred during such fiscal quarter that is attributable to any Indebtedness that is not Secured Debt.


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     SECTION 7.16 CAPITAL EXPENDITURE RESERVE.  In the event that, at the end of any month, an Event of Default has occurred and is continuing, Borrower shall deposit into an account maintained by Borrower with Agent (any and all of such accounts being referred to herein as the "Capital Reserve Account") an amount equal to the product of $0.17 multiplied by the number of rental square feet of all mini-storage facilities which then constitute one of the Secured Properties or Negative Pledge Properties divided by twelve. Borrower hereby grants Agent for the ratable benefit of Lenders a security interest in the Capital Reserve Account in all amounts and investments from time to time contained therein to secure the full and timely payment and performance of all amounts and obligations now or hereafter owing by Borrower under any of the Loan Documents and agrees to execute such additional documents and take such additional acts as may be deemed necessary or advisable by Agent to create, perfect or ensure the first priority of such security interest. Borrower will be permitted at any time to make withdrawals from the Capital Reserve Account in amounts sufficient to pay for capital expenditures with respect to the Secured Properties or the Negative Pledge Properties. No other withdrawals may be made by Borrower from the Capital Reserve Account.

     SECTION 7.17 COMPLIANCE WITH ENVIRONMENTAL DUE DILIGENCE STANDARDS. Borrower shall exercise reasonable diligence in conducting environmental assessments of properties to be acquired by it after the date of this Agreement and shall exercise reasonable prudence in determining whether to purchase any properties that have material environmental problems. Borrower shall not acquire any such properties without the prior approval of the Real Estate Committee of Borrower. Upon request by Agent, Borrower shall provide Agent with copies of any and all environmental reports relating to any such newly acquired
properties promptly after such reports have been prepared.   Borrower's
obligations under this Section are in addition to, and not in lieu of, Borrower's obligations under the Environmental Agreements and the Building Law Compliance Agreements.

     SECTION 7.18  INSURANCE AND CONDEMNATION PROCEEDS.


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          (a)  DEPOSIT AND INVESTMENT OF PROCEEDS.  If all or any part of any
Secured Property shall be damaged or destroyed by an insured risk; or if all or any part of the Secured Property shall be taken by eminent domain (or conveyed in lieu of such taking) then the proceeds of either such event ("Insurance and Condemnation Proceeds"): (i) if such proceeds in respect of a single Property are less than $500,000, shall be paid to Borrower for application by Borrower in accordance with Section 7.18(c), or (ii) if such proceeds in respect of a single Property are equal to or greater than $500,000, shall promptly be deposited by Borrower into a separate Proceeds Escrow Account ("Proceeds Escrow") to be established by Borrower with a title insurance company licensed to do business in the State where such Property is located, or with a national banking association or state chartered trust company having authority to hold funds in trust (the "Proceeds Trustee") and held in such Proceeds Escrow pending application in accordance with this Section 7.18. Borrower shall be entitled to direct the investment of such Insurance Condemnation Proceeds, and income earned from such investment shall be added to the Proceeds Escrow. Borrower hereby grants to Agent for the ratable benefit of Lenders a security interest in each and every Proceeds Escrow formed pursuant to this Section 7.18 and in all amounts and investments from time to time contained therein to secure the full and timely payment and performance of all obligations and amounts now or hereafter owing by Borrower under any the Loan Documents and agrees to execute such additional documents and take such additional steps as may be deemed necessary or advisable by Agent to create, perfect or insure the first priority of such security interest. If Borrower shall fail to pursue collection of, and to deposit, any Insurance and Condemnation Proceeds in a Proceeds Escrow as provided in this Section 7.18, Agent shall be authorized and empowered (but not obligated or required) to make proof of loss, to settle, adjust or compromise any claims for loss, damage or destruction or condemnation and to collect and receive all Insurance and Condemnation Proceeds on behalf of Borrower and deposit them into the Proceeds Escrow.

          (b) DISBURSEMENT OF PROCEEDS. All Insurance and Condemnation Proceeds shall be disbursed by the Proceeds Trustee (i) first to pay or reimburse Agent and Lenders for all costs and expenses, including but not limited to court costs and attorneys' fees (including allocated costs of in-house counsel), incurred by any of them in connection with the collection, investment and


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disbursement of the Insurance and Condemnation Proceeds; (ii) second, to pay the cost and expenses of the Proceeds Trustee; (iii) third, to pay the costs of repair, replacement or restoration of such Applicable Property to the extent permitted or required hereunder; and (iv) fourth, any excess of the Insurance and Condemnation Proceeds over the sum of amounts disbursed pursuant to clauses
(i), (ii) and (iii) of this sentence shall be retained in the Proceeds Escrow as additional collateral to secure the amounts and obligations now or hereafter due under or in connection with any of the Loan Documents; provided, however, upon the completion of the repair, restoration or replacement of the Casualty Loss Property (defined below) in accordance with Section 7.18(c), any such excess Insurance and Condemnation Proceeds shall be paid to Borrower.

          (c) OBLIGATION TO REPAIR, REPLACE OR RESTORE. Except if and to the extent Borrower has substituted additional collateral for the Casualty Loss Property pursuant to Section 7.18(e), Borrower shall be required to repair, replace or restore any Secured Property which has been damaged or destroyed or taken by eminent domain (or conveyed in lieu of such taking) (a "Casualty Loss Property") to substantially the same income producing potential as existing immediately prior to the damage, destruction or condemnation if permitted by applicable law.

          (d) PROCEDURES FOR DISBURSEMENT OF PROCEEDS; APPLICATION. Any Insurance and Condemnation Proceeds disbursed pursuant to clause (iii) of
Section 7.18(b) to pay the costs of repair, replacement or restoration of a Casualty Loss Property shall be so disbursed from time to time pursuant to written authorization from Agent only after Borrower shall have certified to Agent and Lenders that all such repair and restoration has been completed, that the Casualty Loss Property so damaged has been restored to substantially the same income producing potential as existed prior to damage, destruction or condemnation and that all bills for such costs have been paid in full. If Borrower shall (i) fail to commence to repair, replace or restore a Casualty Loss Property within a reasonable period after damage or destruction of such Casualty Loss Property, or (ii) shall notify Lender that pursuant to Section 7.18(e) it will not repair, replace or restore such Casualty Loss Property, or
(iii) shall fail to give, or shall notify Agent that it will not give, the certification described in the preceding sentence of this Section 7.18(d), then no portion of the Insurance and


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Condemnation Proceeds shall be disbursed to Borrower pursuant to clause (iii) of
Section 7.18(b), but instead the full amount of such Insurance and Condemnation Proceeds (other than amounts disbursed pursuant to clauses (i) and (ii) of Section 7.18(b)) shall be retained in the Proceeds Escrow as additional collateral to secure the amounts and obligations now or hereafter due under or in connection with any of the Loan Documents. Agent and the Proceeds Trustee shall have the right to require proof of payment to third parties, including waivers of any mechanics or materialmen liens.

          (e)  SUBSTITUTION IN LIEU OF REPAIR.  Anything to the contrary in this
Section 7.18 notwithstanding, in the event of any damage, destruction or taking with respect to a particular Secured Property such that either (i) the estimated cost to repair, replace or restore such Property exceeds $500,000 or
(ii) Borrower shall not be able to certify that upon completion of all repair and restoration the Casualty Loss Property will have been restored to substantially the same income producing potential as existed prior to damage, destruction or condemnation and that all bills for such costs have been paid in full, then in lieu of repair, replacement or restoration of such Property Borrower shall have the right to provide, in substitution for such Casualty Loss Property, additional collateral for the Loan acceptable to the Agent, which acceptance shall not be unreasonably withheld, having value and NOI substantially comparable to the Casualty Loss Property; provided, however, no such substitution of additional collateral shall be permitted unless all conditions set forth or referred to in Section 3.2 shall have been satisfied with respect to such substituted collateral. Upon the provision of additional collateral meeting the foregoing requirements, the Lender shall release from the lien of the Deeds of Trust the Casualty Loss Property in respect of which substitution is being made in accordance with the procedures set forth in
Section 3.2 and any Insurance and Condemnation Proceeds held in any Proceeds Escrow with respect to such Casualty Loss Property shall be released from such Proceeds Escrow and paid to Borrower.

     SECTION 7.19  INDEMNIFICATION.

          (a) GENERAL INDEMNITY. Borrower shall indemnify and hold harmless Agent and each Lender and each of their directors, officers, employees, attorneys, agents, successors and assigns


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(the "Indemnified Parties") from and against all damages and liabilities
(collectively and severally, "Losses") assessed against any such Indemnified Party in respect of any of their respective capacities as Agent or Lender under this Agreement or the other Loan Documents, as the case may be, or as a director, officer, employee, attorney, agent, successor or assign of Agent or any Lender in any of their respective capacities thereunder, as the case may be, resulting from the claims of any party relating to or arising out of the Loan Documents except for (i) Losses caused by the negligence or willful misconduct of such Indemnified Party and (ii) Losses resulting from the noncompliance (consistent with the standards for performance in any applicable Loan Document) by such Indemnified Party with any of the terms of, or any misrepresentation by such Indemnified Party contained in, any applicable Loan Document, and Borrower shall reimburse each Indemnified Party for any expenses (including the fees and disbursements of legal counsel) reasonably incurred in connection with the investigation of, preparation for or defense of any actual or threatened claim, action or proceeding arising therefrom (including any such costs of responding to discovery requests or subpoenas), regardless of whether the Lender or such other Indemnified Person is a party thereto.


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

          (b) ENVIRONMENTAL INDEMNITY. Without limiting the generality of any other portion of this Section 7.19 and subject to the exceptions set forth in clauses (i) and (ii) of Section 7.19(a), Borrower shall defend, indemnify, exonerate and hold harmless the Indemnified Parties from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses which accrue to or are made against or incurred by Indemnified Parties prior to transfer of any such Applicable Property pursuant to foreclosure or deed in lieu of foreclosure, including, but not limited to, reasonable attorney's (including allocated costs of in-house counsel) and consultant's fees, investigation and laboratory fees, removal, remedial, response and corrective action costs, court costs and litigation expenses, of whatever kind or nature known or unknown, contingent or otherwise, based on or arising under any Environmental Laws, including, without limitation, those enacted hereafter, and pertaining to or attributable in any way to the business, operations, properties, assets, acts or omissions of Borrower, any of Borrower's tenant or subtenant occupants of any Applicable Property or any predecessor in interest thereof or to any past, present or future Applicable Property.

          (c) BUILDING LAW INDEMNITY. Without limiting the generality of any other portion of this Section 7.19 and subject to the exceptions set forth in clauses (i) and (ii) of Section 7.19(a), Borrower shall defend, indemnify, exonerate and hold harmless the Indemnified Parties from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses made against or suffered by Indemnified Parties (prior to transfer of any such Applicable Property pursuant to foreclosure or deed in lieu of foreclosure) by reason of breach of any of the representations, warranties and covenants of the Borrower set forth in any of the Building Law Compliance Agreements.

          (d) INDEMNIFICATION PROCEDURES. Any Indemnified Party seeking indemnification under this Section 7.19 in respect of any claim shall notify Borrower of the assertion of any such claim within a reasonable time after such Indemnified Party has knowledge of such claim. With reference to the provisions set forth in this Section 7.19 for payment by Borrower of attorneys fees incurred by the Indemnified Parties in any action or claim brought by a third party, Borrower shall diligently defend such Indemnified Party and diligently conduct the defense. If the


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Indemnified Party desires to engage separate counsel, it may do so at its own expense; provided, however, that such limitation on the obligation of Borrower to pay the fees of separate counsel for such Indemnified Party shall not apply if such Indemnified Party has retained said separate counsel because Borrower is not diligently defending it or not diligently conducting the defense and the Indemnified Party so notifies Borrower. Anything to the contrary contained herein or any other Loan Documents notwithstanding, the Loan shall not be considered to have been paid in full unless all obligations of Borrower under this Section 7.19 shall have been fully performed (except for contingent indemnification obligations for which no claim has actually been made pursuant to this Agreement).

     SECTION 7.20 TAXES. Borrower shall promptly pay and discharge all lawful taxes, sewer rents, water charges, assessments and other governmental charges or levies imposed upon Borrower or upon its income or profits or upon any of the Secured Properties or any of the Negative Pledge Properties, other than those being contested in good faith by appropriate proceedings.

     SECTION 7.21 ADDITIONAL GUARANTIES. In the event any Potential Guarantor ceases to be a Precluded Guarantor, Borrower shall cause such Potential Guarantor to execute and deliver a Guaranty to Agent together with such evidence as Agent may request showing that such Guaranty and the Contribution Agreement are enforceable against such Potential Guarantor, which evidence may include, without limitation, a legal opinion from counsel acceptable to Agent covering with respect to such Potential Guarantor, such Guaranty and the Contribution Agreement the matters covered by the legal opinion of Borrower's counsel referred to in Section 5.1(c). Thereafter, such Potential Guarantor shall, for all purposes, be one of the Guarantors hereunder, and such Guaranty shall, for all purposes, be one of the Guaranties hereunder. In each case, Borrower shall cause such Potential Guarantor to execute and deliver such Guaranty within seven Business Days after the date such Potential Guarantor ceases to be a Precluded Subsidiary except that, in the case of the Nomura Substitution, Borrower shall cause SSC Acquisitions to execute and deliver such Guaranty simultaneously with the Nomura Substitution.


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     SECTION 7.22  OTHER AGREEMENTS.  Borrower shall comply with all other agreements to which Borrower is a party, whether related to any of the Secured Properties or any of the Negative Pledge Properties, the Loan Documents or otherwise, other than (a) agreements or obligations thereunder being contested in good faith or (b) agreements non-compliance with which would not have a Material Adverse Effect.

                                    ARTICLE 8

                               NEGATIVE COVENANTS

     So long as Agent or any Lender shall have any commitment to lend hereunder or until payment in full of the Loan and performance of all other obligations of Borrower under this Agreement and the other Loan Documents, Borrower agrees that it will not do any of the following unless Agent acting (with the approval of Majority Lenders) shall otherwise consent in writing.

     SECTION 8.1 LIQUIDATION, MERGER, SALE OF ASSETS. Except as otherwise expressly permitted hereunder, Borrower shall not liquidate, dissolve or enter into any joint venture, partnership or other combination (other than any joint venture, partnership or other combination established in connection with Borrower's operation of its mini-storage business) or sell, lease, or dispose of all or any substantial portion of its business or assets (other than the sale of inventory in the ordinary course of business), or enter into any merger or consolidation unless Borrower is the surviving entity. Borrower shall not permit any of the Relevant Subsidiaries to liquidate, dissolve or enter into any joint venture, partnership or other combination or sell, lease, or dispose of all or any substantial portion of its business or assets (other than the sale of inventory in the ordinary course of business) or enter into any merger or consolidation unless such Relevant Subsidiary is the surviving entity if any of the foregoing actions would have a Material Adverse Effect.

     SECTION 8.2 LIENS. Borrower shall not create, assume or suffer to exist any Lien (other than Permitted Encumbrances) on any of the Secured Properties or Negative Pledge Properties.

     SECTION 8.3 SALE OF PROPERTY. Borrower shall not sell, transfer, lease (other than in the ordinary course of business


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and as expressly permitted by the Loan Documents), assign, exchange, contribute, abandon or otherwise dispose of, directly or indirectly (a) any of the Applicable Properties or any interest therein, other than in accordance with
Section 4.2; or (b) any of the Applicable Collateral.

     SECTION 8.4 OPERATIONS. Borrower shall not, and shall not permit any of the Relevant Subsidiaries or any joint venture to which it is a party or of which it is an owner to, engage in any material activity or introduce any major product which is substantially different from or unrelated and not ancillary to the moving and storage business or products of Borrower or its subsidiaries.

     SECTION 8.5 ERISA COMPLIANCE. Neither Borrower nor any member of a Controlled Group nor any Plan will:

          (a) Engage in any "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975(c)(1) of the Code) which could reasonably be expected to result in a liability to Borrower in excess of $1,000,000;

          (b) Incur any "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA) whether or not waived which could reasonably be expected to result in a liability to Borrower in excess of $1,000,000;

          (c) Terminate any Pension Plan in a manner which could reasonably be expected to result in a liability to Borrower in excess of $1,000,000 or could reasonably be expected to result in the imposition of a Lien in excess of $1,000,000 on any property of Borrower pursuant to Section 4068 of ERISA;

          (d) Violate state or federal securities laws applicable to any Plan in any material respect; or

          (e) Participate in any multi-employer plan (as defined in Section 4001(3) of ERISA).

     SECTION 8.6 TRANSACTIONS WITH AFFILIATES. Borrower shall not, and shall cause each of the Relevant Subsidiaries not to, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or lend or advance any money to, or borrow any money from, or guarantee any obligation of, or acquire any stock,


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obligations or securities of, or enter into any merger or consolidation agreement, or any management or similar agreement with, any Affiliate, or enter into any other transaction or arrangement or make any payment to (including, without limitation, on account of any management fees, service fees, office charges, consulting fees, technical services charges or tax sharing charges) or otherwise deal with, in the ordinary course of business or otherwise, any Affiliate on terms other than those approved from time to time by a majority of Borrower's independent directors. In addition, Borrower shall not transfer any material portion of its property to any Affiliate and shall cause each of the Guarantors and Potential Guarantors not to transfer a material portion of its property to any Affiliate that is not a Guarantor.

     SECTION 8.7 DISTRIBUTIONS. Borrower shall not declare or pay any dividends, or other payments or distributions on account of, the purchase, redemption, retirement or other acquisition of shares of any class of stock of Borrower attributable to any consecutive four quarter period in excess of 95% of the Funds From Operations of Borrower and Consolidated Subsidiaries calculated in accordance with generally accepted accounting principles for such four quarter period, except that, for the purposes of such measurement, the $0.10 per share special dividend paid in January 1996 as a result of the merger of Borrower and Shurgard, Inc., shall be excluded from such calculation. Upon the occurrence and during the continuation of any Event of Default (other than an Event of Default under Section 9.1(a)), and subject to the 95% limitation described above, Borrower shall not make any Restricted Distributions in excess of the minimum amount necessary to remain a qualified "real estate investment trust" under the Code. Upon the occurrence and during the continuation of any Event of Default under Section 9.1(a), Borrower shall not make any Restricted Distributions.

     SECTION 8.8 AMENDMENTS TO ORGANIZATIONAL DOCUMENTS. Borrower shall not amend or otherwise modify its Certificate of Incorporation except as required by applicable tax or other law.

     SECTION 8.9 IMMATERIAL SUBSIDIARIES. Borrower shall not permit Immaterial Subsidiaries to own fee interests in mini-storage facilities in the United States or Canada with a total aggregate value (measured by the cost thereof to such Immaterial Subsidiary) of more than $15,000,000.


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     SECTION 8.10  RESTRICTIONS ON QUALIFYING LEASES.  Borrower shall not permit the sum of (a) the Gross Revenues during any fiscal quarter from all Applicable Properties that are Stabilized Properties subject to Qualifying Leases plus
(b) the Gross Asset Value for such fiscal quarter of all Applicable Properties that are Development Properties subject to Qualifying Leases to exceed 3% of the sum of (i) the Gross Revenues during such fiscal quarter of all Applicable Properties plus the Gross Asset Value for such fiscal quarter of all Applicable Properties.

                                    ARTICLE 9

                                EVENTS OF DEFAULT

     SECTION 9.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an "Event of Default" hereunder.

          (a) PAYMENT DEFAULT. Borrower shall fail to pay when due any amount of principal of or interest on the Loan (other than any mandatory principal prepayment required under Section 2.4(b)) or any other amount payable by it hereunder or under any other Loan Document, and such failure shall continue for a period of three days after Borrower's receipt of written notice thereof from Agent; or

          (b) BREACH OF WARRANTY. Any representation or warranty made or deemed made by Borrower or any Relevant Subsidiary under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made and if (i) (A) such representation or warranty is capable of being made accurate and complete, and (B) the inaccuracy or incompleteness of such representation or warranty does not have a Material Adverse Effect, Borrower or such Relevant Subsidiary fails to make such representation or warranty accurate and complete within 30 days after written notice thereof from Agent, or
(ii) (1) such representation or warranty is capable of being made accurate and complete and (2) the inaccuracy or incompleteness of such representation or warranty results in a Material Adverse Effect, Borrower or such Relevant Subsidiary fails to make such representation or warranty accurate and complete within 10 days after written notice thereof from Agent.

          (c) BREACH OF CERTAIN COVENANTS. Borrower shall have failed to maintain in effect insurance substantially in compliance with Sections 7.7(a), 7.7(b) or 7.7(c); or Borrower shall have


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

failed to comply with Section 7.9 of this Agreement and such failure continues for a period of ten days and the event in respect of which the applicable notice was not given thereunder has a Material Adverse Effect; or Borrower shall have failed to comply with Sections 2.4(b), 7.11, 7.12, 7.13, 7.14 or 7.15 of this Agreement and such failure continues for a period of 90 days after the date of such noncompliance; or

          (d) BREACH OF OTHER COVENANTS. Borrower shall have failed to perform or observe in any material respect any of its other covenants, obligations or agreements in any of the Loan Documents; provided, however, that if such failure can be cured in a manner which eliminates any Material Adverse Effect resulting from such failure and Borrower is making diligent efforts to effect such cure, then such event shall not constitute an Event of Default unless such event continues for 45 days after written notice thereof from Agent; or any Guarantor shall have failed to comply with any covenant under any Guaranty to which it is a party or under the Contribution Agreement and such failure continues for a period of ten days after the date of such noncompliance; or any Guarantor shall dispute or disclaim it obligations under the Guaranty to which it is a party or under the Contribution Agreement or shall notify Agent or any Lender that its Guaranty will not cover future Revolving Loans; or


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

          (e) CROSS-DEFAULT. (i) Borrower or any Relevant Subsidiary shall fail to pay when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) any Indebtedness of Borrower or such Relevant Subsidiary or any interest or premium thereon in a cumulative amount in excess of $1,000,000 and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or (ii) Borrower or any Relevant Subsidiary shall fail to perform any term or covenant on its part to be performed under any agreement or instrument relating to any such Indebtedness and required to be performed or a default or event of default (however defined) shall occur under any such agreement or instrument and such failure or default shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to perform or default is to accelerate or to permit the acceleration of the maturity of such Indebtedness, or (iii) any such Indebtedness shall be declared to be due and payable or required to be prepaid (other than by regularly scheduled required prepayment) prior to the stated maturity thereof; or

          (f) VOLUNTARY BANKRUPTCY, ETC. Borrower or any Relevant Subsidiary shall: (i) file a petition seeking relief for itself under Title 11 of the United States Code, as now constituted or hereafter amended, or file an answer consenting to, admitting the material allegations of or otherwise not controverting, or fail timely to controvert a petition filed against it seeking relief under Title 11 of the United State Code, as now constituted or hereafter amended; or (ii) file such petition or answer with respect to relief under the provisions of any other now existing or future applicable bankruptcy, insolvency, or other similar law of the United States of America or any State thereof or of any other country or jurisdiction providing for the reorganization, winding-up or liquidation of corporations or an arrangement, composition, extension or adjustment with creditors; or

          (g) INVOLUNTARY BANKRUPTCY, ETC. An order for relief shall be entered against Borrower or any Relevant Subsidiary under Title 11 of the United States Code, as now constituted or hereafter amended, which order is not stayed; or upon the entry of an order, judgment or decree by operation of law or by a court having jurisdiction in the premises which is not stayed adjudging it a bankrupt or insolvent under, or ordering relief against it under, or approving as properly filed a petition seeking relief against it


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

under the provisions of any other now existing or future applicable bankruptcy, insolvency or other similar law of the United States of America or any State thereof or of any other country or jurisdiction providing for the reorganization, winding-up or liquidation of corporations or any arrangement, composition, extension or adjustment with creditors; or appointing a receiver, liquidator, assignee, sequestrator, trustee or custodian of Borrower or any Relevant Subsidiary or of any substantial part of any of their property, or ordering the reorganization, winding-up or liquidation of any of their affairs; or upon the expiration of 90 days after the filing of any involuntary petition against Borrower or any Relevant Subsidiary seeking any of the relief specified in Section 9.1(f) or this Section 9.1(g) without the petition being dismissed prior to that time; or

          (h)  INSOLVENCY, ETC.  Borrower or any Relevant Subsidiary shall
(i) make a general assignment for the benefit of its creditors or (ii) consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, or custodian of all or a substantial part of the property of Borrower or any Relevant Subsidiary, as the case may be, or (iii) admit its insolvency or inability to pay its debts generally as they become due, or (iv) fail generally to pay its debts as they become due, or (v) take any action (or suffer any action to be taken by its directors or shareholders) looking to the dissolution
or liquidation of Borrower   or, looking to the dissolution or liquidation of
any Relevant Subsidiary if such dissolution or liquidation would have a Material Adverse Effect.

          (i) JUDGMENT. A final judgment or order shall have been entered against Borrower or any Relevant Subsidiary (by a court or other tribunal having jurisdiction) for the payment of money in excess of the lesser of $5,000,000.00 or such amount as would have a Material Adverse Effect if paid and such judgment or order shall not have been vacated, discharged, stayed, satisfied or bonded pending appeal; or a final judgment in an amount which, if paid, would have a Material Adverse Effect and such judgment or order shall not have been vacated, discharged or satisfied for a period of 30 consecutive days; provided, however, that no judgment or order referred to in this Section 9.1(i) shall constitute an Event of Default if such judgment or order is covered by insurance with respect to which no subrogation right exists against Borrower or any Relevant Subsidiary; or


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

          (j) CONDEMNATION. A substantial portion of the properties of Borrower or any Relevant Subsidiary shall be condemned, seized or appropriated and such action will have a Material Adverse Effect; or

          (k) GOVERNMENTAL APPROVALS. Any Government Approval or registration or filing with any Governmental Authority now or hereafter required in connection with the performance by Borrower or any Relevant Subsidiary of its obligations set forth in the Loan Documents shall be revoked, withdrawn or withheld or shall fail to remain in full force and effect unless such revocation, withdrawal or withholding does not have a Material Adverse Effect; or

          (l) OTHER GOVERNMENT ACTION. Any act of any Governmental Authority shall deprive Borrower or any Relevant Subsidiaries of any right, privilege, or franchise or restrict the exercise thereof and such act is not revoked or rescinded within 60 days after it becomes effective or within 30 days after notice from Agent, whichever first occurs unless such act does not have a Material Adverse Effect; or

          (m) STOCK LISTING. Borrower's common stock shall not be listed on the New York Stock Exchange.

          (n) ERISA. Borrower, any Relevant Subsidiary or any member of a Controlled Group shall fail to pay when due an amount or amounts which it shall have become liable to pay to the PBGC or to a Plan under Section 515 of ERISA or Title IV of ERISA other than premiums under Section 4007 of ERISA unless such failure would not have a Material Adverse Effect; or notice of intent to terminate a Plan or Plans (other than a multi-employer plan, as defined in Section 4001(a)(3) of ERISA) having aggregate Unfunded Vested Liabilities in excess of $1,000,000 shall be filed under Title IV of ERISA by Borrower, or any Relevant Subsidiary or any member of a Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate any Plan or Plans which could result in liability of Borrower or any Relevant Subsidiary unless such termination would not have a Material Adverse Effect.

          (o) REIT. Borrower shall cease to be qualified as, a "real estate investment trust" under the Code or to be entitled to receive the tax benefits resulting from such qualification.


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     SECTION 9.2  CONSEQUENCES OF DEFAULT.  If an Event of Default described in
Section 9.1(f) or 9.1(g) shall occur and be continuing, then in any such case, each Lender's commitment to lend under this Agreement shall be immediately terminated and, if any amount of the Loan is then outstanding, the principal of and interest on the Loan, and all other sums payable by Borrower under the Loan Documents shall become immediately due and payable all without notice or demand of any kind. If any other Event of Default shall occur and be continuing, then in any such case and at any time thereafter so long as any such Event of Default shall be continuing, Agent may, and at the direction of Majority Lenders shall, immediately terminate each Lender's commitment to lend under this Agreement and, if any amount of the Loan is then outstanding, Agent may, and at the direction of Majority Lenders shall, declare the principal of and the interest on the Loan, and all other sums payable by Borrower under the Loan Documents immediately due, whereupon the same shall become immediately due and payable without protest, presentment, notice or demand, all of which Borrower expressly waives the rights and remedies referred to. The rights and remedies referred to in this Section 9.2 shall be in addition to all of the rights and remedies of Agent and Lenders in the other Loan Documents.


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                                   ARTICLE 10

                                      AGENT

     SECTION 10.1 AUTHORIZATION AND ACTION. Each Lender hereby appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. The duties of Agent shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement or the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement or the other Loan Documents except as expressly set forth herein. As to any matters not expressly provided for by this Agreement, including enforcement or collection of the Loan, Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders, provided that Agent shall not be required to take any action which exposes Agent to personal liability or which is contrary to the Loan Documents or applicable law and provided, further, that without the consent of all Lenders, Agent shall not change or modify the Commitment, any Lender's Pro Rata Share, Funded Pro Rata Share, Adjusted Pro Rata Share, or Funded Adjusted Pro Rata Share of the Commitment, the definition of "Majority Lenders," the timing or rates of interest payments, the timing or amount of facility fees, the timing or amounts of principal payments due in respect of the Loan, and provided, further, that the terms of Section 2.3 and this Article 10 shall not be amended without the prior written consent of Agent (acting for its own account). In the absence of instructions from the Majority Lenders, Agent shall have authority (but no obligation), in its sole discretion, to take or not to take any action, unless this Agreement specifically requires the consent of Lenders or the consent of the Majority Lenders and any such action or failure to act shall be binding on all Lenders and holders of the Notes. Each Lender shall execute and deliver such additional instruments, including powers of attorney in favor of Agent, as may be necessary or desirable to enable Agent to exercise its powers hereunder.


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     SECTION 10.1  DUTIES AND OBLIGATIONS.

          (a) Neither Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or any of them under or in connection with this Agreement except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Agent (i) may treat each Lender which is a party hereto as the party entitled to receive payments hereunder until Agent receives written notice of the assignment of such Lender's interest herein signed by such Lender and made in accordance with the terms hereof and a written agreement of the assignee that it is bound hereby as it would have been had it been an original party hereto, in each case in form satisfactory to Agent; (ii) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement, the other Loan Documents or in any instrument or document furnished pursuant hereto or thereto; (iv) shall not have any duty to ascertain or to inquire as to the performance of any of the terms, covenants, or conditions of the Loan Documents on the part of Borrower or as to the use any of the proceeds of the Loan or as to the existence or possible existence of any Default or Event of Default; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, effectiveness, or value of this Agreement or of any instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect to this Agreement by acting upon any oral or written notice, consent, certificate or other instrument or writing (which may be by telegram, facsimile transmission, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties or by acting upon any representation or warranty of Borrower made or deemed to be made hereunder.

          (b) Agent will account to each Lender in accordance with Section 2.7(c) for payments of principal of, and interest on, the Loan which are received by Agent from Borrower and will promptly remit to Lenders entitled thereto all such payments. If and to the extent that Agent receives any such payment on or before 12:00 noon,



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Seattle time, and otherwise in accordance with Section 2.7(a) and Agent has not remitted the appropriate portion thereof to any Lender by the close of business on that day, then Agent shall pay interest on such amount to such Lender at the Federal Funds Rate for each day until such remittance is made. Agent will transmit to each Lender copies of all documents received from Borrower pursuant to the requirements of this Agreement other than documents which by the terms of this Agreement Borrower is obligated to deliver directly to Lenders. Agent will give written notice to all Lenders of any matter requiring approval by all Lenders or by the Majority Lenders, and Agent will use its best efforts to give such notice sufficiently in advance of the time at which action must be taken so as to afford the Lenders a chance to review and consider the matter; provided, however, that this notice requirement shall not modify or affect the right or obligation of Agent to act or refrain from acting upon the instructions or with the consent of all Lenders or Majority Lenders, as applicable, pursuant to this
Article 10.

          (c) Each Lender or its assignee organized outside of the United States shall furnish to Agent in a timely fashion such documentation (including, but not by way of limitation, IRS Forms Nos. 1001 and 4224) as may be required by applicable law or regulation to establish such Lender's status for tax withholding purposes.

     SECTION 10.3 DEALINGS BETWEEN AGENT AND BORROWER. With respect to its commitment to lend under this Agreement and the portion of the Loan made by it, Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent, and the term "Lender" shall unless otherwise expressly indicated include Agent in its individual capacity. Agent may accept deposits from, lend money to, act and generally engage in any kind of business with Borrower and any person which may do business with Borrower, all as if Agent were not Agent hereunder and without any duty to account therefor to Lenders.

     SECTION 10.4 LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based upon such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based upon such documents and information as it shall


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deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     SECTION 10.5 INDEMNIFICATION. Lenders agree to indemnify Agent (to the extent not reimbursed by Borrower) ratably according to their respective Pro Rata Shares from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Agent under this Agreement or any other Loan Document, except any such as result from Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse Agent promptly on demand in proportion to its Pro Rata Shares for any out-of-pocket expenses, including legal fees (including reasonable allocated costs of in-house counsel), incurred or advances made by Agent in connection with the administration or enforcement of or the preservation or protection of the lien of Deeds of Trust or any of the Applicable Collateral or of any rights under this Agreement or any other Loan Document (to the extent that Agent is not reimbursed for such expenses by Borrower).

     SECTION 10.6 SUCCESSOR AGENT. Agent may give written notice of resignation at any time to Lenders and Borrower and may be removed at any time
with cause by the Majority Lenders.   Upon any such resignation or removal, the
Majority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a bank organized under the laws of the United States or of any state thereof, or any affiliate of such bank, and having a combined capital and surplus of at least Five Hundred Million Dollars ($500,000,000). Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. Until the acceptance by such a successor Agent, the retiring Agent shall continue as "Agent" hereunder. Notwithstanding any retiring Agent's resignation or removal hereunder as Agent, the provisions of


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this Article 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

     Any company into which Agent may be merged or converted or with which it may be consolidated or any company resulting from any merger, conversion or consolidation to which it shall be a party or, with Borrower's consent, any company to which Agent may sell or transfer all or substantially all of its agency relationships shall be the successor to Agent without the execution or filing of any paper or further act, anything herein to the contrary notwithstanding.

     SECTION 10.7  APPLICATION OF ARTICLE 10.  The provisions set forth in this
Article 10 are intended to address the relationship between Agent and Lenders, and shall not affect any of the rights and obligations of Borrower set forth elsewhere in this Agreement.


                                   ARTICLE 11

                                  MISCELLANEOUS

     SECTION 11.1 NO WAIVER; REMEDIES CUMULATIVE. No failure by Agent or Lenders to exercise, and no delay in exercising, any right, power or remedy under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The exercise of any right, power, or remedy shall in no event constitute a cure or waiver of any Event of Default or prejudice the rights of Agent or Lenders in the exercise of any right hereunder or thereunder. The rights and remedies provided herein and therein are cumulative and not exclusive of any right or remedy provided by law.

     SECTION 11.2 GOVERNING LAW. This Agreement and the other Loan Documents (other than the Deeds of Trust covering real property not located in Washington state) shall be governed by and construed in accordance with the laws of the State of Washington without regard to principles of conflicts of laws.


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     SECTION 11.3  MANDATORY ARBITRATION.

          (a) At the written request of either all of the Lenders or Borrower, any controversy or claim between the Lenders and Borrower, arising from or relating to this Agreement or any of the other Loan Documents, or arising from an alleged tort, shall be settled by arbitration in Seattle, Washington. The United States Arbitration Act shall apply even though this Agreement is otherwise governed by Washington law. The proceedings shall be administered by the American Arbitration Association under its commercial rules of arbitration. Any controversy over whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction over the parties. The institution and maintenance of an action for judicial relief or pursuit of an ancillary or provisional remedy shall not constitute a waiver of the right of either party, including the plaintiff, to submit the controversy or claim to arbitration if such action for judicial relief is contested. For purposes of the application of the statute of limitations, laches or other time bar, the filing of an arbitration pursuant to this Subsection is the equivalent of the filing of a lawsuit, and any claim or controversy which may be arbitrated under this Subsection is subject to any applicable statute of limitations, laches or other time bar. The arbitrator(s) will have the authority to decide whether any such claim or controversy is barred by the statute of limitations, laches or other time bar and, if so, to dismiss the arbitration on that basis. The parties consent to the joinder of any guarantor, hypothecator, or other party having an interest relating to the claim or controversy being arbitrated in any proceedings under this Section.

          (b) Notwithstanding the provisions of Subsection 11.3(a), no controversy or claim shall be submitted to arbitration without the consent of all parties if at the time of the proposed submission, such controversy or claim arises from or relates to an obligation secured by real property.

          (c) No provision of this Subsection shall limit the right of Borrower, Agent or Lenders to exercise self-help remedies such as setoff, foreclosure, retention or sale of any collateral, or obtaining any ancillary, provisional, or interim


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     remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration proceeding. The exercise of any such remedy does not waive the right of either party to request arbitration.

     SECTION 11.4 CONSENT TO JURISDICTION; WAIVER OF IMMUNITIES. Borrower, Agent and Lenders hereby irrevocably submit to the nonexclusive jurisdiction of any state or federal court sitting in Seattle, King County, Washington, in any action or proceeding brought to enforce or otherwise arising out of or relating to any Loan Document and irrevocably waive to the fullest extent permitted by law any objection which they may now or hereafter have to the laying of venue in any such action or proceeding in any such forum, and hereby further irrevocably waive any claim that any such forum is an inconvenient forum. Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Nothing in this Section 11.4 shall impair the right of any party to request or demand arbitration under Section 11.3 or the right of Agent or a Lender or the holder of any Note to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction, and Borrower irrevocably submits to the nonexclusive jurisdiction of the appropriate courts of the jurisdiction in which Borrower is incorporated or sitting and any place where property or an office of Borrower is located.

     SECTION 11.5 NOTICES. All notices and other communications provided for in any Loan Document shall be in writing (unless otherwise specified) and shall be mailed (with first class postage prepaid) or sent or delivered to each party by telefax or courier service at the address or telefax number set forth under its name on the signature page hereof, or at such other address as shall be designated by such party in a written notice to the other parties. Except as otherwise specified all notices and communications if duly given or made shall be effective upon receipt. Neither Agent nor any Lender shall incur any liability to Borrower for actions taken in reliance on any telephonic notice referred to in this Agreement which Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow or give such telephonic notice hereunder on behalf of Borrower.


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     SECTION 11.6  ASSIGNMENT.

          (a) ASSIGNMENTS BY BORROWER. This Agreement and each of the other Loan Documents shall be binding upon and inure to the benefit of the parties and their respective Successors and assigns, provided that Borrower may not assign or otherwise transfer all or any part of its rights or obligations hereunder or under any other Loan Document without the prior written consent of Agent acting on behalf of all Lenders.

          (b) ASSIGNMENTS BY LENDER. Any Lender whose Pro Rata Share of the Total Commitment is $35,000,000 or more may at any time assign all or any portion of its interest under the Loan Documents with or without the consent of Borrower and Agent so long as any partial assignment is in an integral multiple of $10,000,000. Otherwise, any Lender may at any time assign all or any portion of its interest under the Loan Documents with the prior written consent of Borrower and Agent (which may not be unreasonably withheld). Any Lender may at any time after the occurrence and during the continuation of a Default or Event of Default assign all or any portion of its interest under the Loan Documents with or without the prior written consent of Borrower (but not without the prior written consent of Agent, which may not be unreasonably withheld).

          (c) SALE OF PARTICIPATIONS BY LENDER. Any Lender may sell participations in any portion of its Loans or commitment to lend or of its right, title and interest therein or thereto or in or to this Agreement to any other person without obtaining Borrower's or Agent's consent provided that such Lender notifies Agent and Borrower of the sale. In the case of any sale of a participation by any Lender hereunder (as distinguished from an assignment), such Lender shall remain fully liable hereunder, the participant shall not acquire any direct rights against Borrower, Agent or any Lender under any Loan Document, Agent and Borrower shall continue to deal exclusively with such Lender and shall not have any obligations whatsoever to such participant.

     SECTION 11.7 SEVERABILITY. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable


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law, the parties waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

     SECTION 11.8 SURVIVAL; DISCHARGE. The representations, warranties and indemnities of Borrower in the Loan Documents in favor of Agent and Lenders shall survive the execution and delivery of the Loan Documents and the making of any Revolving Loans until the Loan is paid and performed in full and Lenders have no further commitment to lend under this Agreement, except in the case of the indemnities set forth in Section 7.19 which shall survive indefinitely. At such time as the Loan is paid and performed in full and Lenders have no further commitment to lend under this Agreement, Agent and Lenders, as the case may be, shall execute and deliver to Borrower such releases and other documentation reasonably requested by Borrower to effect the release of the Secured Properties and any other collateral from the Liens created under this Agreement and the other Loan Documents.

     SECTION 11.9 EXECUTED IN COUNTERPARTS. The Loan Documents may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     SECTION 11.10 ENTIRE AGREEMENT; AMENDMENT, ETC. The Loan Documents comprise the entire agreement of the parties and may not be amended or modified except by written agreement of Borrower and Agent executed in conformance with the terms of Section 10.1. No provision of this Agreement or any other Loan Document may be waived except in writing and then only in the specific instance and for the specific purpose for which given.

          ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

     SECTION 11.11  SECOND AMENDED AND RESTATED LOAN AGREEMENT.

          (a) NONOCCURRENCE OF NOMURA SUBSTITUTION. In the event that the Nomura Substitution has not occurred on or before March 31, 1997, then the parties to this Agreement shall execute and deliver a Second Amended and Restated Loan Agreement which amends and restates this Agreement and which is in a form substantially identical to the


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Original Agreement (including the $50,000,000 revolving commitment therein)
except that (i) LaSalle National Bank shall be a party thereto and each Lender's Pro Rata Share shall be its Pro Rata Share under this Agreement; (ii) Borrower shall have no option to convert the Revolving Loans into a term loan and the Revolving Loan Maturity Date shall be September 9, 1998; (iii) Borrower shall execute and deliver such amendments to the Deeds of Trust as Agent may request to reflect the addition of LaSalle National Bank as a Lender; and (iv) Agent and Lenders shall be entitled to receive, at Borrower's expense, such endorsements to the lender's title insurance policies covering the Deeds of Trust as Agent may deem necessary or advisable.

          (b) NONOCCURRENCE OF COLLATERAL RELEASE. In the event that the Nomura Substitution occurs on or before March 31, 1997 but the conditions to the Collateral Release set forth in Section 3.5 have not been satisfied on or before that date, then the parties to this Agreement shall execute and deliver a Second Amended and Restated Loan Agreement which amends and restates this Agreement and which is in a form substantially identical to the Original Agreement except that
(i) LaSalle National Bank shall be a party thereto and each Lender's Pro Rata Share shall be its Pro Rata Share under this Agreement; (ii) Borrower shall have no option to convert the Revolving Loans thereunder into a term loan and the Revolving Loan Maturity Date shall be September 9, 1998; (iii) the Revolving Commitment shall be $100,000,000; (iv) Borrower shall execute and deliver such amendments to the Deeds of Trust as Agent may request to reflect the increased amount of the Revolving Commitment and the addition of LaSalle National Bank as a Lender; (v) Agent and Lenders shall be entitled to receive, at Borrower's expense, such endorsements to the lender's title insurance policies covering the Deeds of Trust as Agent may deem necessary or advisable; and (vi) the Nomura Collateral shall not constitute Secured Property or Negative Pledge Property thereunder unless and until it has satisfied the requirements of Sections 3.2 or
4.1 thereof, as the case my be.

          (c) CONSEQUENCES OF FAILURE TO EXECUTE AMENDMENT. In the event that Borrower is required to execute and deliver a Second Amendment and Restated Loan Agreement under this Section 11.11 and Borrower has not, on or before June 30, 1997, executed and delivered such Second Amended and Restated Loan Agreement and executed and delivered or, at Agent's option, reconfirmed the other Loan

Documents, then such failure shall constitute an Event of Default on such date.

     SECTION 11.12 EFFECTIVE DATE; TRANSITIONAL MATTERS. This Agreement shall become effective to amend and restate the Original Agreement, as it may have been amended from time to time prior to the date hereof, immediately upon the satisfaction (or the waiver by Agent) of all of the Conditions to Initial Revolving Loan set forth in Section 5.1 hereof. Immediately upon such effective date (the "Effective Date"): (a) LaSalle National Bank shall pay to Agent for the benefit of the Original Lenders in accordance with their Pro Rata Shares under the Original Agreement an amount equal to LaSalle National Bank's Pro Rata Share of all amounts (including accrued interest) owing by Borrower under the Original Agreement; and (b) all references to "Lenders" in the Deeds of Trust, the Environmental Agreements and the Building Law Compliance Agreements shall mean all of the Lenders as defined herein, including LaSalle National Bank.

     SECTION 11.13 REAFFIRMATION OF LOAN DOCUMENTS. Borrower hereby reaffirms all of its obligations under the Loan Documents (as defined in the Original Loan Agreement) and acknowledges and agrees that, as of the date hereof, it has no defenses to the enforcement thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or agents thereunto duly authorized as of the date first above written.

                              BORROWER:

                              SHURGARD STORAGE CENTERS, INC.


                              By __________________________________________
                                 Its ______________________________________

                              Address:  1201 Third Avenue
                                        Suite 2200
                                        Seattle, WA   98101
                                        Attn:  Kristin Stred

                              Telephone:     (206) 624-8100
                              Telefax:       (206) 624-1645



                         LENDERS:


Pro Rata Share of
Total Commitment
----------------


From Closing until            SEAFIRST BANK
March 31, 1997:
$72,500,000    41.42857%
                              By __________________________________________
After March 31, 1997:              Its ____________________________________
$30,300,000    30.3%
                              Address:  Columbia Seafirst Center
                                        Floor 11
                                        701 Fifth Avenue
                                        Seattle, WA  98104
                                        Attn:  Robert Peters
                                        Metropolitan Commercial
                                        Banking Division

                              Telephone:     (206) 358-3133
                              Telefax:       (206) 258-3124


From Closing until            KEY BANK OF WASHINGTON
March 31, 1997:
$35,000,000    20%
                              By __________________________________________
After March 31, 1997:              Its ____________________________________
$24,900,000    24.9%

                              Address:  700 Fifth Avenue
                                        Seattle, WA 98111
                                        Attn:  James Scroggs

                              Telephone:     (206) 689-5444
                              Telefax:       (206) 684-6247





From Closing until            U.S. BANK OF WASHINGTON, N.A.
March 31, 1997:

$35,000,000    20%
                              By __________________________________________
After March 31, 1997:              Its ____________________________________
$24,900,000    24.9%

                              Address:  1420 Fifth Avenue,
                                        Floor 11, WWH733
                                        Seattle, WA  98101
                                        Attn:  Matt Rudolf

                              Telephone:     (206) 344-4276
                              Telefax:       (206) 344-2332

From Closing until            LASALLE NATIONAL BANK
March 31, 1997:
$32,500,000    18.571428%

After March 31, 1997:         By __________________________________________
$19,900,000    19.9%               Its ____________________________________

                              Address:  135 South LaSalle Street
                                        Chicago, Illinois 60603
                                        Attn:  Brian Greenblatt

                              Telephone:     (312) 904-6346
                              Telefax:       (312) 904-6469


                              AGENT:

                              SEAFIRST BANK


                              By __________________________________________
                                   Its ____________________________________


                              Address:  Seafirst Bank
                                        701 Fifth Ave., Floor 16
                                        Seattle, WA  98124
                                        Attn: Seafirst Agency Services

                              Telephone:     (206) 358-0101

                              Telefax:       (206) 358-0971

                                   SCHEDULE 1

                                 DEEDS OF TRUST



1. The Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated as of August 19, 1994 and executed by Borrower for the benefit of Original Lenders and recorded in the real property records of Montgomery County, Texas, under Recording No. 9450563.

2. The Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated as of August 19, 1994 and executed by Borrower in favor of Original Lenders and recorded in the real property records of Harris County, Texas, under Recording No. R040357.

3. The Deed of Trust, Security Agreement and Assignment of Rents and Leases and Fixture Filing dated as of August 14, 1994, executed by Borrower for the benefit of Seattle-First National Bank, as agent for itself and the other Original Lenders, and recorded in the real property records of Orange County, California, under Filing No. 94-0541843.

4. The Deed of Trust, Security Agreement and Assignment of Rents and Leases and Fixture Filing dated as of August 19, 1994, executed by Borrower for the benefit of Seattle-First National Bank, as agent for itself and the other Original Lenders, and recorded in the real property records of Orange County, California, under Recording No. 94-0541844.

5. The Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing dated as of August 19, 1994, executed by Borrower for the benefit of Seattle-First National Bank, as agent for itself and the other Original Lenders, and recorded in the real property records of San Diego County, California, under Filing No. 1994-0529815.

6. The Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing dated as of August 19, 1994, executed by Borrower in favor of Seattle-First National Bank, as agent for itself and the Original Lenders, and recorded in the real property records of San Diego County, California, under Recording No. 1994-0529816.

7. The Deed of Trust, Assignment of Rents and Leases and Fixture Filing dated as of August 19, 1994, executed by Borrower in favor of Seattle-First National Bank, as agent for itself and the other Original Lenders, and recorded in the real property records of King County, Washington, under Recording No. 9409021374.

8. The Deed of Trust, Assignment of Rents, Leases and Fixture Filing dated as of August 19, 1994 executed by Borrower in favor of Seattle-First National Bank as agent for itself and the other Original Lenders and recorded in the real property records of King County, Washington under Recording
     No. 9409021375.

9. The Deed of Trust, Assignment of Rents, Leases and Fixture Filing dated as of August 19, 1994 executed by Borrower in favor of Seattle-First National Bank as agent for itself and the other Original Lenders and recorded in the real property records of King County, Washington under Recording
     No. 9409021372.

10. The Deed of Trust, Assignment of Rents, Leases and Fixture Filing dated as of August 19, 1994 executed by Borrower in favor of Seattle-First National Bank as agent for itself and the other Original Lenders and recorded in the real property records of King County, Washington under Recording
     No. 9409021373.

11. The Deed of Trust, Assignment of Rents, Leases and Fixture Filing dated as of August 19, 1994 executed by Borrower in favor of Seattle-First National Bank as agent for itself and the other Original Lenders and recorded in the real property records of Pierce County, Washington under Recording
     No. 9409020458.

12. The Deed of Trust, Assignment of Rents, Leases and Fixture Filing dated as of August 19, 1994 executed by Borrower in favor of Seattle-First National Bank as agent for itself and the other Original Lenders and recorded in the real property records of Snohomish County, Washington under Recording
     No. 9409020180.

13. The Deed of Trust, Assignment of Rents, Leases and Fixture Filing dated as of August 19, 1994 executed by Borrower in favor of Seattle-First National Bank as agent for itself and the other Original Lenders and recorded in the real property records of Snohomish County, Washington under Recording
     No. 9409020181.

14. The Deed of Trust, Assignment of Rents, Leases and Fixture Filing dated as of August 19, 1994 executed by Borrower in favor of Seattle-First National Bank as agent for itself and the other Original Lenders and recorded in the real property records of King County, Washington under Recording
     No. 9409021376.

15. The Deed of Trust and Assignment of Rents and Leases with Security Agreement (and Financing Statement -- Fixture Filing) dated as of
     August 19, 1994 executed by Borrower in favor of Seattle-First National Bank as agent for itself and the other Original Lenders and recorded in the real property records of Maricopa, Arizona under Recording No. 94-0658458.

16. The Deed of Trust and Assignment of Rents and Leases with Security Agreement (and Financing Statement -- Fixture Filing) dated as of
     August 19, 1994 executed by Borrower in favor of Seattle-First National Bank as agent for itself and the other Original Lenders and recorded in the real property records of Maricopa, Arizona under Recording No. 94-0658459.

17. The Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing dated as of August 19, 1994 executed by Borrower in favor of Seattle-First National Bank as agent for itself and the other Original Lenders and recorded in the real property records of Los Angeles County, California under Recording No. 94-1648578.

                                   SCHEDULE 2

                      DESIGNATED NEGATIVE PLEDGE PROPERTIES

                         Shurgard Storage Centers, Inc.
                     Secured and Negative Pledge Properties
                                  June 30, 1996


Store #   Store Name          Address                                                                                  Phone Number
-------   ----------          -------                                                                                  ------------
DIRECTLY OWNED:

7000301     Tempe                  409 South McClintock                                Tempe            AZ  85281      602 966-5722
                                   Drive
7000303     Scottsdale North       8889 East Desert Cove                               Scottsdale       AZ  85260      602 860-1414
7000506     Sunnyvale              1120 Stewart Court                                  Sunnyvale        CA  94086      408 735-9011
7000507     El Cerrito             3230 Pierce Street                                  Richmond         CA  94804      510 526-1888
7000510     Westwood               1606 Cotner Avenue                                  Los Angeles      CA  90025      310 477-6777
7000511     El Cajon               1047 North Johnson                                  El Cajon         CA  92020      619 440-7222
7000514     Santa Ana              400 South Grand                                     Santa Ana        CA  92705      714 547-4084
7000515     Culver City            11510 Jefferson Boulevard                           Culver City      CA  90230      213 391-9929
7000520     Solana Beach           477 Stevens Avenue                                  Solana Beach     CA  92075      619 755-7515
7000521     Huntington Beach       8885 Riverbed Drive                                 Huntington Beach CA  92647      714 847-6006
7001410     Oak Forest             15359 South Harlem Avenue                           Orland Park      IL  60462      708 535-0600
7002301     Kalamazoo              2135 Sprinkle Road                                  Kalamazoo        MI  49001      616 342-1800
7002314     Madison Heights        555 East Twelve Mile Road                           Madison Heights  MI  48071      810 547-4080
7002319     Ann Arbor              2500 South Industrial Way                           Ann Arbor        MI  48104      313 973-2212
7002326     Taylor                 9300 Pelham Road                                    Taylor           MI  48180      313 292-2950
7003101     Old Bridge             158 Highway 34                                      Matawan          NJ  07747      908 290-9099
7003301     Yonkers                400 Neppenhan Avenue                                Yonkers          NY  10701      914 423-7439
7003302     Van Dam Street         49-20 Van Dam Street                                Long Island City NY  11101      718 392-0909
7003303     Northern Boulevard     32-04 Northern Boulevard                            Long Island City NY  11101      718 937-1900
7003304     Gold Street            30 Prince Street                                    Brooklyn         NY  11201      718 852-7100
7003305     Utica Avenue           1534 Utica Avenue                                   Brooklyn         NY  11234      718 434-3000
7003903     Airport                7000 Lindbergh                                      Philadelphia     PA  19153      215 365-1110
7004424     Kingwood               22559 Hwy 59 North                                  Kingwood         TX  77339      713 359-8967
7004429     Hillcroft              9630 Hillcroft Street                               Houston          TX  77096      713 726-9906
7004803     Everett                9830 Evergreen Way                                  Everett          WA  98204      206 353-2511
7004805     Highland Hill          801 North Mildred Street                            Tacoma           WA  98406      206 564-2700
7004812     Edmonds                22510-76th Avenue West                              Edmonds          WA  98020      206 774-3000
7004814     Totem Lake             12425 NE 124th Street                               Kirkland         WA  98034      206 821-5253
7004816     Woodinville            14525 NE N Woodinville                              Woodinville      WA  98072      206 483-1776
                                   Way
7004817     Burien                 17800 Des Moines Way                                Seattle          WA  98148      206 242-0777
                                   South


                                        99

Store #   Store Name          Address                                                                                  Phone Number
-------   ----------          -------                                                                                  ------------

7004818     Burien II              18041 Des Moines Way                                Seattle          WA  98148      206 243-1197
                                   South
7004819     Southcenter            2233 East Valley Road                               Renton           WA  98055      206 255-9383
7004828     South Hill             11315 South Meridian                                Puyallup         WA  98373      206 845-9211
7004838     Downtown Seattle       55 Union Street                                     Seattle          WA  98101      206 883-1271
7004437     Parker Road            3301 West Parker Road                               Plano            TX  75023      214 985-9895
7004438     Park Cities East       5340 East Mockingbird                               Dallas           TX  75206      214 824-9994
                                   Lane
7004439     MacArthur Crossing     7500 North MacArthur                                Irving           TX  75039      214 506-9822
                                   Boulevard
7004440     South Cooper           5275 South Cooper                                   Arlington        TX  76017      817 557-9553
7004436     Highway 6 South        7901 Highway 6 South                                Harris County    TX  77083      713 933-6164
7004859     Auburn                 8-16th Avenue NW                                    Auburn           WA  98001      206 735-7871
7003819     Gresham                2636 NE Hogan Road                                  Gresham          OR  97030      503 492-1592
7001503     Carmel                 1099 North Rangeline Road                           Carmel           IN  46032      317 846-4838
7001112     Gwinnett Place         1395 Pleasant Hill Road                             Lawrenceville    GA  30245      770 338-1284
7001113     Perimeter Center       1865 Savoy Drive                                    Atlanta          GA  30341      404 458-6405
2014839     Capitol Hill           1815 12th Avenue                                    Seattle          WA  98122      206 322-5835

INDIRECTLY OWNED:
4301103     Ansley Park            268 Westminster Drive NE                            Atlanta          GA  30309      404 876-3831
4301108     Brookhaven             4300 Peachtree Road NE                              Atlanta          GA  30319      404 814-9999
4301109     Decatur                1210 Clairmont Avenue                               Decatur          GA  30030      404 325-2775
4303813     Oregon City            19426 South Molalla                                 Oregon City      OR  97045      503 657-6623
                                   Avenue
4303815     Barbur Boulevard       8437 SW Barbur Boulevard                            Portland         OR  97219      503 244-6793
4303816     Liberty Road           4780 Liberty Road South                             Salem            OR  97302      503 370-4975
4303902     Edgemont               5085 West Chester Pike                              Newton Square    PA  19073      610 353-0705
2050317     Warner                 700 West Warner Road                                Tempe            AZ  85284      602 893-0949
2054434     Universal City         31 Meadowland Drive                                 Universal City   TX  78148      210 659-2025
2054851     Lake City              10821 Lake City Way NE                              Seattle          WA  98125      206 367-3390

LWOC1\72023.1                          100

                                   SCHEDULE 3

                                 PREPAYMENT FEES

     The amount of the fee to be paid pursuant to Section 2.10 shall depend on the following:

     (a) The amount by which interest rates have changed between the Reference Date and the Prepayment Date. As used herein, "Reference Date" shall mean the first day of an Applicable Interest Period. As used herein, "Prepayment Date" shall mean the date the Borrower either voluntarily or involuntarily prepays a LIBOR Loan. Certain U.S. Treasury rates are used as a benchmark to measure changes in interest rate levels.

               A "reference rate" equal to the average interest rate yield at the Reference Date for U.S. Government Securities having maturities equivalent to that of the applicable LIBOR Loan will be determined in the manner described below for determining applicable rates but will be established as of the Reference Date for the Applicable Interest Period. This rate represents interest rate levels at the time a Revolving Loan is made or its interest rate fixed.

               An "applicable rate," determined as described below, represents interest rate levels as of the Prepayment Date.

     (b)  The amount of principal prepaid.

     (c)  A payment fee factor (see "payment fee factor schedule" below).







                           CALCULATION OF PAYMENT FEE

     If the reference rate is lower than or equal to the applicable rate, there is no payment fee.

     If the applicable rate is lower than the reference rate, the payment fee shall be equal to the difference between the reference rate and the applicable rate (expressed as a decimal), multiplied by the appropriate factor from the payment fee factor schedule, multiplied by the principal amount of the Loan which is prepaid.

          EXAMPLE:

                   A LIBOR Loan with principal of $850,000 is fully prepaid with 4 months remaining prior to the end of the Applicable Interest Period. A reference rate of 10% was assigned to the LIBOR Loan when the rate was fixed. The applicable rate (as determined by current 4-month U.S. Treasury rates) is 8.5%. Rates are therefore judged to have dropped by 1.5% since the rate was fixed, and a payment fee applies.

                   A payment fee factor of .37 is determined from the tables below, and the payment fee is computed as follows:

Payment Fee = (.10-.085) x (.37) x ($850,000) = $4,717.50

                                APPLICABLE RATES

              The applicable rate is equal to the Treasury Rate at the time of prepayment for U.S. Government Securities having maturities equivalent to the remaining portion of the Applicable Interest Period.

              Rates listed in the Federal Reserve Statistical Release for maturities of less than one year are on a discount rate basis, and these rates shall be converted to a coupon equivalent basis, based upon a 360-day year. The Statistical Release published on Monday shall be used for calculation of payment fees payable on the following Tuesday through the following Monday, with appropriate adjustment if the day of publication changes.

                          PAYMENT FEE FACTOR SCHEDULES

                             Months Remaining in the
                  Applicable Interest Period for LIBOR Loans(1)
                  ------------------------------------------

                              0    1    2    3    4    5    6

                   Factors    0   .09  .18  .28  .37  .46  .55

----------------------

          (1) If the remaining Applicable Interest Period is between any two time periods in the above schedules, interpolate between the corresponding factors.

          Agent and Lenders are not required to actually reinvest the paid principal in any U.S. Government Treasury obligations as a condition to receiving a payment fee as calculated above.

                                   SCHEDULE 4

                                   LITIGATION





SCHUMAN V. BARBO, ET AL., King County Superior Court Case No. 96-2-18454-3SEA

     On July 16, 1996, Irving and Roberta B. Schuman (the "Plaintiffs"), unitholders of IDS2, filed a purported class and derivative action complaint (the "Complaint") on behalf of themselves and all other unitholders of the Partnerships and derivatively on behalf of the Partnerships in the Superior Court of the State of Washington in and for the County of King naming the Purchaser, Charles K. Barbo, Arthur W. Buerk, Shurgard Associates L.P., Shurgard Associates L.P. II, Shurgard Associates L.P. III and Shurgard General Partner, Inc., as Defendants, and the Partnerships as Nominal Defendants.

     In the Complaint, the Plaintiffs asserted claims for breach of fiduciary duty, aiding and abetting a breach of fiduciary duty, breach of contract and fraud against each of the Defendants for their actions taken in connection with the Transaction. The Plaintiffs seek monetary damages and equitable relief, including an order enjoining the consummation of the Offers, or alternatively, an order requiring the Defendants to issue disclosures to correct allegedly false and misleading statements and omissions of material facts in all documents prepared, filed with the SEC, issued or disseminated to the unitholders of the Partnerships by Defendants in connection with the Offers.

     The claims appear aimed primarily against the general partners, and names Shurgard Storage Centers, Inc., mainly with regard to allegations that it "aided and abetted" the general partners. The general partners and the company carry general partners liability/directors and officers insurance which should cover this action.

                                   SCHEDULE 5

          GUARANTORS, POTENTIAL GUARANTORS AND IMMATERIAL SUBSIDIARIES


                                   STATE OF       AUTHORIZED # OF     SHARES ISSUED
NAME                               INCORPORATION  SHARES
-------------------------------------------------------------------------------------
SHURGARD EVERGREEN
LIMITED PARTNERSHIP                DE


SSC PROPERTY HOLDINGS, INC.        DE             Class A Common -    Shurgard
                                                  3,000               Storage
                                                                      Centers
                                                                      Inc. - 1,000


SSC ACQUISITIONS, INC.             DE             Class A Common -    Shurgard
                                                  3,000               Storage
                                                                      Centers,
                                                                      Inc. - 1,000


SSC BENELUX, INC.                  DE             Class A Common -    Shurgard
                                                  3,000               Storage
                                                                      Centers,
                                                                      Inc. - 1,000


SSC EVERGREEN, INC.                DE             3,000               1,000 -
                                                                      Shurgard
                                                                      Storage
                                                                      Centers,
                                                                      Inc.


SSC NORTH CAROLINA, INC.           North          1,000,000           5,000 -
                                   Carolina                           Shurgard
                                                                      Storage
                                                                      Centers,
                                                                      Inc.


SHURGARD'S STORAGE TO GO, INC.     DE             Common - 1,000
                                                  Preferred - 1,000


                                   SCHEDULE 6

                             PERMITTED ENCUMBRANCES


     None.

                                   SCHEDULE 7

                CONDITIONS TO PROPERTY BECOMING SECURED PROPERTY


     Before any Property may become a Secured Property, each of the following conditions must be satisfied with respect to such Property to the reasonable satisfaction of Agent:

          (a) DEEDS OF TRUST. (i) In the case of any Property located in Washington, California, Arizona or Texas, Agent shall have received a Deed of Trust covering such Property in substantially the form of the Washington Deed of Trust, the California Deed of Trust, the Arizona Deed of Trust or the Texas Deed of Trust, as the case may be and as those terms are defined in the Original Agreement; (ii) in the case of any other Property, Agent shall have received a deed of trust, mortgage or other similar security document covering such Property in a form substantially similar to the Washington Deed of Trust, as the term is defined in the Original Agreement, with such modifications as are appropriate in Agent's reasonable judgment because of the laws of the state where such Property is located; and (iii) in all cases, Agent shall have received such financing statements as may be necessary or advisable in Agent's reasonable judgment to perfect the lien created by such Deed of Trust, each of the foregoing Deeds of Trust and financing statements having been duly executed and delivered by Borrower and recorded and/or filed with all appropriate Governmental Authorities to perfect all liens created thereby.

          (b) LEGAL OPINIONS. Agent shall have received the following legal opinions, substantially in the form of the respective exhibits to the Original Agreement and as to such other matters as Agent may reasonably request: (i) an opinion of Borrower's outside general counsel, substantially in the form of Exhibit F to the Original Agreement (with such changes therein reasonably acceptable to Agent as shall be appropriate to reflect any changes in law or interpretation occurring after the date of the Loan Agreement and to reflect the documents then being executed) except that if such Property is not located in Washington State, then the opinion of Borrower's outside general counsel need not address the enforceability of the lien on such Property; (ii) in the case of the Secured Properties located in

California, an opinion of counsel selected by Borrower and satisfactory to Agent in substantially the form of Exhibit M to the Original Agreement; (iii) in the case of the Secured Properties located in Arizona, an opinion of counsel selected by Borrower and satisfactory to Agent in substantially the form of Exhibit N to the Original Agreement; (iv) in the case of the Secured Properties located in Texas, an opinion of counsel selected by Borrower and satisfactory to Agent in substantially the form of Exhibit O to the Original Agreement; and
(v) in the case of any other Property, an opinion of counsel selected by Borrower and satisfactory to Agent in substantially the form of Exhibit N to the Original Agreement (with such changes as may be appropriate and acceptable to Agent).

          (c) INSURANCE. Agent shall have been furnished with evidence satisfactory to Agent that all insurance required by the Deed of Trust covering the Property then becoming one of the Secured Properties is in effect.

          (d) PRIORITY OF UCC FINANCING STATEMENTS. Agent shall have received certificates from the appropriate officials in each of the states where the subject Property is located as to the due filing and first priority of the applicable UCC financing statements.

          (e) TITLE INSURANCE. Agent shall have received American Land Title Association form of mortgagee's loan policies of title insurance (Form 1970) with extended coverage, or binding commitments therefor, issued to Agent, for the benefit of the Banks, by title insurance companies approved by Agent and insuring, in the amount of the fair market value of the applicable Property, the liens of the Deeds of Trust as valid and perfected liens of first priority securing Borrower's obligations under the Loan Documents (other than the New Environmental Agreements), together with evidence of payment to such title insurance companies of such title premiums and other charges (including, without limitation, the payment of any and all mortgage recording fees and taxes or intangibles or other fees or taxes) required to be paid in connection with the issuance of such title policies and the recording of such Deeds of Trust. Such liens shall be subject only to the printed exceptions standard for such policies and to those encumbrances relating to the involved property parcels that are expressly accepted by Agent in writing and set out specifically as "Permitted Encumbrances" in the relevant Deed of Trust, with such endorsements as Agent shall request. Such mortgagee's loan policies shall show Borrower as the fee simple owner of the applicable Property or, in the case of the Properties subject to Qualifying Leases, as the owner of leasehold estates under a Qualifying Lease.

          (f) NEW ENVIRONMENTAL AGREEMENT. Agent shall have received an agreement in a form substantially similar to the New Environmental Agreements with such modifications as are appropriate because of the laws of the state where the Property is located, duly executed and delivered by Borrower.

          (g) NEW BUILDING LAW COMPLIANCE AGREEMENT. Agent shall have received an agreement in substantially the form of the New Building Law Compliance Agreement covering the applicable Properties duly executed and delivered by Borrower.

          (h) ZONING CLASSIFICATION. Agent shall have received evidence satisfactory to it of appropriate zoning classification of the applicable Properties (or issuance of zoning endorsements to the title policies referred to in paragraph (e) above) and that no municipal or code violations exist.

          (i) CONDITIONS TO ENFORCEABILITY. All acts and conditions (including, without limitation, the obtaining of any necessary regulatory approvals and the making of any required filings, recordings or registrations) required to be done and performed or to have occurred prior to or simultaneously with the execution, delivery and performance of the Deed of Trust covering the applicable Property and to cause such Deed of Trust to constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with its terms, shall have been done and performed and shall have occurred in compliance with all applicable laws.

          (j) OTHER DOCUMENTS. Agent shall have received such third-party consents or other documents relating to such Property as may be required in connection with and in support of the lien to be created on the applicable Property which third-party consents shall, in the case of the Properties subject to Qualifying Leases, include, without limitation, consents from


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

the ground lessors for such Properties if required by the terms of the respective Qualifying Leases.


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